UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

Bio-Rad Laboratories, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, California 94547

Notice of Annual Meeting of Stockholders

Tuesday, April 22, 2025

4:00 p.m. Pacific Daylight Time

1000 Alfred Nobel Drive, Hercules, California 94547

TO THE STOCKHOLDERS OF BIO-RAD LABORATORIES, INC.:

The annual meeting of the stockholders of Bio-Rad Laboratories, Inc. will be held at our corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 22, 2025 at 4:00 p.m., Pacific Daylight Time to consider and vote on:

1.	The election of two directors by the holders of outstanding Class A Common Stock and four directors by the holders of outstanding Class B Common Stock;

2.	A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2025;

3.	A stockholder proposal requesting approval of certain executive severance arrangements, if properly presented at the annual meeting; and

4.	Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on February 24, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournments or postponements thereof. Our stock transfer books will not be closed.

All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed proxy card(s) in the provided postage-paid envelope. Since the holders of a majority of the outstanding shares of each class of our common stock must be present or represented at the annual meeting to elect directors and the holders of a majority of our Voting Power must be present or represented at the annual meeting to conduct the other business matters referred to above, your promptness in returning the enclosed proxy card(s) will be greatly appreciated. Your proxy is revocable and will not affect your right to vote in person at the annual meeting in the event you attend the meeting and revoke your proxy.

This proxy statement and the accompanying proxy card(s) are first being distributed to stockholders of record on or about March 26, 2025.

Hercules, California

March 26, 2025

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

Catherine D. Elder

Assistant Secretary

Important Notice Regarding the Internet Availability of Proxy Materials for our 2025 Annual Meeting of Stockholders to be held on
April 22, 2025: The proxy statement and annual report of Bio-Rad Laboratories, Inc. are available at www.bio-radproxy.com.

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement. This proxy statement and the accompanying proxy card(s) are first being distributed to stockholders of record on or about March 26, 2025.

Bio-Rad 2025 Annual Meeting of Stockholders

●	Date and Time: Tuesday, April 22, 2025 at 4 p.m. Pacific Daylight Time

●	Location: 1000 Alfred Nobel Drive, Hercules, California 94547

●	Record Date: February 24, 2025

Eligibility to Vote (page 6)

You can vote if you are a holder of our Class A Common Stock or Class B Common Stock at the close of business on February 24, 2025.

How to Cast Your Vote (page 7)

You can vote by any of the following methods:

●	Promptly completing, signing and returning your proxy card(s) by mail;

●	On the internet or by telephone, pursuant to the instructions provided on the proxy card(s) provided to you with your printed proxy materials; or

●	In person, at the annual meeting.

If a bank, broker or other nominee is the record holder of your stock on February 24, 2025, you will be able to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee.

Voting Matters (pages 8, 17 and 19)

Item		Board Vote Recommendation	Page Reference (for more detail)
1.	Election of Directors	FOR each Director Nominee	8
2.	Ratification of Auditors	FOR	17
3.	Stockholder Proposal Requesting Approval of Certain Executive Severance Arrangements	AGAINST	19

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Proxy Summary

Board Nominees (page 8)

Name	Age	Director since	Occupation	Independent Under NYSE Rules	Committee Memberships	Other Public Company Boards
Jeffrey L. Edwards	64	2017	Former EVP, Chief Financial Officer of Allergan, Inc.	Yes	– Audit – Compensation – Legal & Regulatory Compliance	FibroGen, Inc. Clearside Biomedical, Inc.
Gregory K. Hinckley	78	2017	Former President of Mentor Graphics Corporation	Yes	– Audit – Compensation	SI-BONE, Inc.
Melinda Litherland	67	2017	Retired Partner, Deloitte & Touche LLP	Yes	– Audit – Legal & Regulatory Compliance	Rapid Micro Biosystems, Inc.
Arnold A. Pinkston	66	2017	Corporate Vice President, General Counsel of Edwards Lifesciences Corporation	Yes	– Legal & Regulatory Compliance
Allison Schwartz	44	2022	Vice President, Global Supply Chain Clinical Diagnostics Group Operations of Bio-Rad Laboratories, Inc.	No
Norman Schwartz	75	1995	Chief Executive Officer and Chairman of the Board of Bio-Rad	No

Auditors (page 17)

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Set forth below is summary information with respect to the aggregate fees billed for professional services rendered for the fiscal years ended December 31, 2024 and 2023 by KPMG LLP.

	2024	2023
Audit Fees	$6,207,000	$6,755,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	22,000	15,000

Stockholder Proposal Requesting Approval of Certain Executive Severance Arrangements (page 19)

A stockholder proposal is expected to be presented for a vote at the annual meeting.

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Proxy Statement

2025 ANNUAL MEETING

Our Board of Directors is soliciting the enclosed proxy in connection with our 2025 annual meeting of stockholders (the “Annual Meeting”) to be held our corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 22, 2025 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof. Copies of this proxy statement and the accompanying notice and proxy card(s) are first being mailed on or about March 26, 2025 to all stockholders entitled to vote.

We refer to Bio-Rad Laboratories, Inc. in this proxy statement as “we,” “our,” the “Company” or “Bio-Rad”.

General Information About the Meeting and Voting

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

●	The election of two directors by the holders of outstanding Class A Common Stock and four directors by the holders of outstanding Class B Common Stock;

●	A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2025;

●	A stockholder proposal, if properly presented at the annual meeting; and

●	Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

What is included in the proxy materials?

The proxy materials include:

●	Our proxy statement for the Annual Meeting;

●	Our 2024 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

●	Proxy card(s) for the Annual Meeting.

What shares can I vote?

Our securities entitled to vote at the meeting consist of Class A Common Stock and Class B Common Stock (collectively, “Common Stock”). As of the close of business on February 24, 2025 (the “Record Date”), we had 22,940,805 shares of Class A Common Stock and 5,070,337 shares of Class B Common Stock issued and outstanding.

How many votes am I entitled to per share?

For all matters where the holders of Class A Common Stock and Class B Common Stock vote together as a class, each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote. For all matters where the holders of Class A Common Stock and Class B Common Stock vote separately, including the election of directors, each share of Class A Common Stock and each share of Class B Common Stock is entitled to one vote. The sum of one-tenth the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock constitutes our “Voting Power.”

What constitutes a quorum for the Annual Meeting?

The presence, in attendance or by proxy, of the holders of a majority of our Voting Power, as defined above, will constitute a quorum for the transaction of business; provided, however, that the election of the Class A and Class B directors shall require the presence, in attendance or by proxy, of the holders of a majority of the outstanding shares of each respective class.

How many votes are needed to approve each item of business?

Six directors are to be elected at the meeting. The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other four directors. Our stockholders do not have any right to vote cumulatively in any election of directors. Directors elected by each class shall be elected by a majority of the votes cast in the respective class.

The proposal to ratify the appointment of our independent auditors and the stockholder proposal must each receive the affirmative vote of a majority of our Voting Power present or represented by proxy at the meeting and entitled to vote on such matter in order for it to be approved.

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General Information About the Meeting and Voting

What effect do broker non-votes and abstentions have on the items of business?

The term “broker non-votes” refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote by the beneficial holder on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters, including the election of directors and the stockholder proposal, and accordingly, may not vote on such matters absent instructions from the beneficial holder. Broker non-votes will not be counted in determining the number of votes cast on these non-routine matters. Brokers have discretionary authority to vote on the ratification of the Company’s independent auditors.

For purposes of determining the presence of a quorum, broker non-votes, as well as abstentions, will be counted as shares that are present and entitled to vote. With respect to the election of directors, broker non-votes and abstentions will not affect the outcome of a director’s election. With respect to the proposal to ratify the appointment of our independent auditors, there will be no broker non-votes in connection with this proposal because brokers have discretionary authority to vote on the ratification of the Company’s independent auditors, and abstentions will have the same effect as a vote against this proposal. With respect to the stockholder proposal, abstentions will have the same effect as a vote against the proposal and broker non-votes will have no effect on the vote for the proposal.

How do I vote?

If you are the record holder of your stock as of the Record Date, you may submit a proxy by executing and returning the enclosed proxy card(s) in the provided postage-paid envelope. You may also vote on the internet or by telephone, pursuant to the instructions provided on the proxy card(s) provided to you with your printed proxy materials, or you may attend the Annual Meeting and vote your shares in person.

If a bank, broker or other nominee is the record holder of your stock on the Record Date, you will be able to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee.

What happens if I do not provide instructions on how to vote or if other matters are presented for determination at the Annual Meeting?

Shares for which a properly executed proxy in the enclosed form is returned will be voted at the Annual Meeting in accordance with the directions on such proxy. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of those proposal(s), and to approve those other matters that may properly come before the Annual Meeting at the discretion of the person named in the proxy. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this proxy statement. If, however, any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

May I change my vote?

Yes. Any proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with our Secretary a written revocation or duly executed proxy bearing a later date or by attending the Annual Meeting and announcing such revocation or voting in person at the meeting. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. For shares held through a broker, the directions received from the broker must be followed in order to revoke a proxy, change a vote or to vote at the Annual Meeting.

What rights do I have if I dissent on an item of business?

There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted upon at the meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the cost of this proxy solicitation. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

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Item 1. Election of Directors

The Board of Directors recommends that you vote FOR the director nominees named below for the class or classes of Common Stock that you hold.

Our Board of Directors currently has six members. The term of each of our current directors expires as of the date of the annual meeting of stockholders or on election and qualification of his or her successor. All of our current directors are standing for re-election to our Board. The Board of Directors appointed Alice N. Schwartz effective as of April 26, 2022 a Director Emeritus. A Director Emeritus has the option to attend Board meetings and receive Board materials at the discretion of the Secretary of the Company but does not have voting power and does not receive compensation.

At the Annual Meeting, the stockholders will elect six directors. The six persons nominated are: Jeffrey L. Edwards, Gregory K. Hinckley, Melinda Litherland, Arnold A. Pinkston, Allison Schwartz, and Norman Schwartz. The table below includes biographies for each nominee and an indication of the class of Common Stock for which the person is a director nominee. Allison Schwartz is the daughter of Norman Schwartz. No other family relationships exist among our current and nominated directors or executive officers.

The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed proxy will, in their discretion, vote the shares subject to such proxy for another person selected by the Board.

DIRECTOR NOMINEES

JEFFREY L. EDWARDS Former EVP, Chief Financial Officer of Allergan, Inc. Director Since: 2017 Age: 64 Class of Common Stock to Elect: Class B

Mr. Edwards retired from Allergan, Inc., a multi-specialty health care company, in February 2015 after nearly 22 years at Allergan. From September 2005 to August 2014, he served as Executive Vice President, Finance and Business Development, Chief Financial Officer at Allergan. From 2003 to 2005 he served as Allergan’s Corporate Vice President, Corporate Development and previously served as Senior Vice President, Treasury, Tax and Investor Relations. Prior to joining Allergan, Mr. Edwards was with Banque Paribas and Security Pacific National Bank, where he held various senior-level positions in the credit and business development functions. Mr. Edwards currently serves on the Board of Directors, on the Nominating and Governance Committee, and as Audit Committee chair of FibroGen, Inc., a publicly traded biopharmaceutical company; and on the Board of Directors, the Nominating and Corporate Governance Committee and the Audit Committee of Clearside Biomedical, Inc., a publicly traded development stage pharmaceutical company. Mr. Edwards has over 35 years of public company experience. We believe that Mr. Edwards’s deep financial, capital allocation, and business development experience give him the qualifications and skills to serve as a director.

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Item 1. Election of Directors

GREGORY K. HINCKLEY Former President of Mentor Graphics Corporation Director Since: 2017 Age: 78 Class of Common Stock to Elect: Class B

Mr. Hinckley retired from Mentor Graphics Corporation, a leader in computer automated software for electronics design, in July 2017 after 20 years at Mentor Graphics. From 1999 to July 2017, he served as President of Mentor Graphics. From 1997 to 1999, he served as Mentor Graphics’ Executive Vice President, Chief Operating and Financial Officer. Prior to joining Mentor Graphics in 1997, Mr. Hinckley served as Chief Financial Officer for VLSI Technology, Inc., a publicly traded integrated semiconductor device company, from 1992-1997, for Crowley Maritime Corporation from 1989-1991 and for Bio-Rad from 1983-1989. He currently serves as a director and on the Compensation Committee of SI-BONE, Inc., a publicly traded orthopedic device company, and on the Board of Portland State University. Mr. Hinckley previously served as a director for several other publicly traded companies including Intermec, Inc., a publicly traded provider of automated identification and data collection (AIDC) solutions, Super Micro, a publicly traded provider of advanced computer server systems and subsystems, and Amkor Technology, a leading supplier of outsourced semiconductor interconnect services. Mr. Hinckley has over 45 years of public company experience. We believe that Mr. Hinckley’s financial, operational and public board expertise give him the qualifications and skills to serve as a director.

MELINDA LITHERLAND Retired Partner, Deloitte & Touche LLP Director Since: 2017 Age: 67 Class of Common Stock to Elect: Class A

Ms. Litherland retired in 2015 as a Partner at Deloitte & Touche LLP, where she worked since 1981. She is a certified public accountant with 34 years of experience working with life science and technology companies in both audit and consulting capacities. Ms. Litherland currently serves on the Board of Directors and as Audit Committee chair of Rapid Micro Biosystems, Inc., a publicly traded life sciences technology company. Ms. Litherland is a member of the American Institute of CPAs (AICPA) and previously served for 12 years on the Board of Directors of Ronald McDonald House Charities Bay Area, including serving on the Finance Committee. We believe that Ms. Litherland’s extensive financial and life sciences background gives her the qualifications and skills to serve as a director.

ARNOLD A. PINKSTON Corporate Vice President, General Counsel of Edwards Lifesciences Corporation Director Since: 2017 Age: 66 Class of Common Stock to Elect: Class A

Mr. Pinkston is currently the Corporate Vice President, General Counsel of Edwards Lifesciences Corporation, a global leader in patient-focused medical innovations for heart disease, as well as critical care and surgical monitoring. Prior to joining Edwards in July 2019, he served as the Chief Legal Officer and Corporate Secretary of CoreLogic, Inc., a leading global property information, analytics and data-enabled solutions provider from January 2018 until June 2019. From 2011 until March 2015, he served as Executive Vice President and General Counsel for Allergan, Inc., a multi-specialty health care company. From 2005 until 2011, Mr. Pinkston served as Senior Vice President, General Counsel and Secretary for Beckman Coulter, Inc., a health care diagnostics and life sciences company. From 1994 until 2005, he held various positions at Eli Lilly and Company, a global pharmaceutical company, including Vice President and Deputy General Counsel. Additionally, Mr. Pinkston was formerly a director of Janus Capital Group, a publicly owned investment firm. Mr. Pinkston has over 30 years of experience at successful public companies. We believe that Mr. Pinkston’s broad corporate governance, regulatory and M&A knowledge give him the qualifications and skills to serve as a director.

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Item 1. Election of Directors

ALLISON SCHWARTZ Vice President, Global Supply Chain Clinical Diagnostics Group Operations of Bio-Rad Laboratories, Inc. Director Since: 2022 Age: 44 Class of Common Stock to Elect: Class B

Ms. Schwartz is currently the Company’s Vice President, Global Supply Chain Clinical Diagnostics Group Operations, a role to which she was appointed in November 2024. Prior to this assignment, Ms. Schwartz served as the Commercial Director at Bio-Rad Laboratories (Canada) Limited (a subsidiary of the Company) from January 2023 to November 2024. Prior to that, Ms. Schwartz served as the Marketing Director at Bio-Rad Laboratories (Canada) Limited from July 2021 to January 2023, and as the Commercial Services Director at the Company from 2016 until 2021, with accountabilities in these roles spanning global digital marketing, eCommerce, customer experience, and pricing. Since joining Bio-Rad in 2005, she has held positions in domestic and international brand development, product marketing and logistics management. We believe that Ms. Schwartz’s business experience and expertise give her the qualifications and skills to serve as a director of our Company.

NORMAN SCHWARTZ Chairman of the Board and Chief Executive Officer Director Since: 1995 Age: 75 Class of Common Stock to Elect: Class B

Mr. Schwartz has been our Chief Executive Officer since 2003 and our Chairman of the Board since 2012. He was our President from 2003 to 2024, our Vice President from 1989 to 2002, our Group Manager, Life Science, from 1997 to 2002 and our Group Manager, Clinical Diagnostics, from 1993 to 1997. We believe Mr. Schwartz’s financial and business expertise gained through over 48 years of service with our Company, including as our Chief Executive Officer for over 22 years, give him the qualifications and skills to serve as a director.

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Director Compensation

Our Human Resources Department periodically provides the Chairman of the Board with market information on, and trends regarding, non-employee director compensation from other companies including our peer group (our method of determining our peer group is described in the section titled “Our Process for Setting Executive Compensation” below). The Chairman of the Board then will recommend any changes in non-employee director compensation to the Board, and the Board will either approve or not approve such recommended changes. Employee directors receive no additional compensation for Board service.

On October 20, 2023, our Board of Directors approved a compensation policy, effective October 1, 2023, providing for payment of fees for our non-employee directors as follows:

Cash Fees
(effective October 1, 2023)
Board Role	($)
Board Member	200,000
Lead Independent Director	25,000
Audit Committee Chair	25,000
Audit Committee Member	10,000
Legal & Regulatory Compliance Committee Chair	10,000
Legal & Regulatory Compliance Committee Member	5,000
Compensation Committee Chair	10,000
Compensation Committee Member	3,000

We also award our non-employee directors with an annual equity grant of $100,000 of Class A Common Stock restricted stock units (RSUs). The number of RSUs awarded is determined based on dividing $100,000 by the 20-trading day closing average per share price of our Class A Common Stock ending two weeks prior to the grant date, rounded down to the next whole number of shares. At the September 6, 2024 Board meeting, the Board approved that the annual grant of RSUs to non-employee directors will vest on the earlier of the first anniversary of the grant date or our next annual meeting of stockholders, subject to the non-employee director continuing to provide services to the Company through such vesting date. Also at the September 6, 2024 Board meeting, the Board approved that (i) subsequent annual grants of RSUs valued at $100,000 to the non-employee directors will occur automatically on the date of our annual stockholder meeting starting in 2025; and (ii) non-employee directors that are first elected or appointed to our Board on a date other than the annual stockholder meeting date shall automatically be granted on the date of such director’s election or appointment a pro rata portion of the RSUs valued at $100,000.

We pay no other types of meeting fees or committee service retainers to Board members. We also reimburse non-employee Board members for travel expenses relating to Board meetings. Our directors received no benefits in fiscal 2024 under defined pension or defined contribution plans.

The following table provides information about director compensation during 2024 for our non-employee directors. Norman Schwartz serves as our Chief Executive Officer and his compensation is disclosed in the “Summary Compensation Table” beginning on page 32 of this Proxy Statement. Allison Schwartz serves as an employee and her compensation is disclosed under “Transactions with Related Persons” beginning on page 16 of this Proxy Statement.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
Jeffrey L. Edwards	225,000	101,563	326,563
Gregory K. Hinckley	238,000	101,563	339,563
Melinda Litherland	230,000	101,563	331,563
Arnold A. Pinkston	210,000	101,563	311,563

(1)	Reflects the grant date fair values of RSUs determined in accordance with Accounting Standards Codification Topic 718 consisting of 308 RSUs granted on September 6, 2024 to each non-employee director named above. The grant date fair values of the annual awards are based on the closing price of our Class A Common Stock on the grant date ($329.75) multiplied by the number of RSUs granted. No other awards for non-employee directors were outstanding at December 31, 2024.

On October 24, 2024, the Company adopted non-employee director equity ownership guidelines. Equity ownership guidelines align the non-employee director’s long-term financial interests with those of stockholders. Each non-employee director has five years to meet the target from the later of the guidelines’ adoption date or the date of the initial grant for new non-employee directors. The guidelines provide for non-employee directors of the Company to hold shares of common stock equal in value to at least $400,000. Shares counted toward the guidelines include (i) shares held of record or in a brokerage account by the non-employee director or his or her spouse, and (ii) vested equity awards. Prior to achieving the $400,000 guideline level, non-employee directors are permitted to sell up to fifty percent of the current year’s vested restricted stock units, in compliance with law and our Insider Trading Compliance Policy. All of our non-employee directors are in compliance with these guidelines or on track to be in compliance with these guidelines within the applicable time limit.

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Information About the Board of Directors and Corporate Governance

CONTROLLED COMPANY

Because the Schwartz family holds more than 50% of our Voting Power and the votes necessary to elect a majority of our Board of Directors through its ownership of our Class B Common Stock, we are a “controlled company” for purposes of the New York Stock Exchange listing standards.

INDEPENDENT DIRECTORS

Jeffrey L. Edwards, Gregory K. Hinckley, Melinda Litherland and Arnold A Pinkston are “independent” directors, as determined in accordance with the independence standards set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has an Audit Committee, a Compensation Committee and a Legal and Regulatory Compliance Committee. Because we are a “controlled company,” as explained above, our Board of Directors has no nominating committee or other committees performing similar functions. Our Board of Directors also may from time to time appoint other special committees formed for a particular purpose.

Current Director	Audit Committee	Compensation Committee	Legal & Regulatory Compliance Committee
Jeffrey L. Edwards	✓	✓*	✓
Gregory K. Hinckley**	✓	✓
Melinda Litherland	✓*		✓
Arnold A. Pinkston			✓*

*	Chair of Committee

**	Lead Independent Director

AUDIT COMMITTEE

During 2024, the Audit Committee was comprised of Jeffrey L. Edwards, Gregory K. Hinckley and Melinda Litherland, all of whom are “independent” directors as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange Listed Company Manual. Each director on the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board of Directors has determined that each of Jeffrey L. Edwards, Gregory K. Hinckley and Melinda Litherland qualifies as an audit committee financial expert.

Our Board of Directors adopted an Audit Committee Charter on June 7, 2000 and amended it most recently on February 21, 2018, a copy of which is available at the Corporate Governance section of our website, www.bio-rad.com. As set forth in the Audit Committee Charter, the purpose of our Audit Committee is to assist our Board of Directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditor.

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Information About the Board of Directors and Corporate Governance

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor we engage, including resolution of any disagreements between our management and the independent auditor regarding financial reporting, and is responsible for reviewing and evaluating our accounting policies and system of internal accounting controls. In addition, our Audit Committee reviews the scope of our independent auditor’s audit of our financial statements, reviews and discusses our audited financial statements with management, approves in advance audit and non-audit services performed by our independent auditors, reviews significant financial risk exposures, reviews legal matters that could have a significant impact on financial statements, prepares the annual Audit Committee reports that are included in our proxy statements and annually reviews the Audit Committee’s performance and the Audit Committee Charter, among other responsibilities. Our Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, any independent counsel, experts or advisors that the Audit Committee believes to be necessary or appropriate in order to enable it to carry out its duties. Our Audit Committee Charter and Corporate Governance Guidelines provide that the members of the Audit Committee may not serve on the audit committees of the boards of directors of more than two other companies at the same time as they are serving on our Audit Committee unless our Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit Committee. Our Audit Committee met nine times in 2024. A more complete discussion is provided in the “Report of the Audit Committee of the Board of Directors” of this proxy statement.

COMPENSATION COMMITTEE

During 2024, the Compensation Committee was comprised of Jeffrey L. Edwards and Gregory K. Hinckley. The Compensation Committee met three times in 2024 to make determinations regarding compensation for the senior management team. Mr. Edwards and Mr. Hinckley are “independent” directors, as stated above, and meet the definition of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors adopted a Compensation Committee charter on July 24, 2013 and amended it most recently on December 18, 2024, a copy of which is available at the Corporate Governance section of our website, www.bio-rad.com. The Compensation Committee has overall responsibility for evaluating and approving certain elements of the compensation of our executives. A discussion of the Compensation Committee’s duties and functions is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee was at any time during 2024 or at any other time an officer or employee of the Company, except that Gregory K. Hinckley was an officer (Vice President and Chief Financial Officer) of the Company from 1983-1989. No member of our Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had an executive officer who served as a member of our Board of Directors or Compensation Committee during 2024.

LEGAL AND REGULATORY COMPLIANCE COMMITTEE

The Legal and Regulatory Compliance Committee was formed on April 26, 2017. During 2024, the Legal and Regulatory Compliance Committee was composed of Arnold A. Pinkston, Jeffrey L. Edwards and Melinda Litherland. The Legal and Regulatory Compliance Committee met four times in 2024. Our Board of Directors adopted a Legal and Regulatory Compliance Committee charter on April 26, 2017 and amended it most recently on October 20, 2023, a copy of which is available at the Corporate Governance section of our website, www.bio-rad.com. The Legal and Regulatory Compliance Committee has responsibility for assisting the Board with its oversight of (i) the Company’s compliance with the Foreign Corrupt Practices Act of 1977 and other anti-corruption, anti-kickback and false-claims laws, (ii) the Company’s Compliance Program and related compliance policies, and (iii) the Company’s cybersecurity risk management programs and reviewing with management the Company’s cybersecurity, data privacy and other risks relevant to the Company’s information technology controls and security.

NOMINATING COMMITTEE FUNCTIONS

Our Board of Directors does not have a standing nominating committee or a committee performing similar functions. Because we are a “controlled company” as stated above, we are not required to have a standing nominating committee comprised solely of independent directors. Our Board of Directors believes that it is appropriate for us not to have a standing nominating committee because we are controlled by the Schwartz family. Notwithstanding this, each member of our Board of Directors participates in the consideration of director nominees. Gregory K. Hinckley, Jeffrey L. Edwards, Melinda Litherland and Arnold A. Pinkston are all “independent” directors, as stated above; Allison Schwartz and Norman Schwartz are not.

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Information About the Board of Directors and Corporate Governance

Our Board of Directors has not adopted a charter governing the director nomination process. However, it is the policy of our Board of Directors to consider stockholder nominations for candidates for membership on our Board of Directors that are properly submitted as set forth below under the caption “Communications with the Board of Directors” and the section titled “Stockholder Proposals for 2026.” The stockholder must submit a detailed resume of the candidate together with a written explanation of the reasons why the stockholder believes that the candidate is qualified to serve on our Board of Directors. In addition, the stockholder must include the written consent of the candidate, provide any additional information about the candidate that is required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission and the Company’s Amended and Restated Bylaws, and must also describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

DIRECTOR QUALIFICATIONS

The director qualifications our Board of Directors has developed to date focus on what our Board of Directors believes to be those competencies that are essential for effective service on our Board of Directors. Qualifications for directors include technical, operational and/or economic knowledge of our business and industries; experience in operational, financial and/or administrative management; financial and risk management acumen; and experience in or familiarity with international business, markets and cultures, technological trends and developments, competence in environmental, social and governance (ESG) issues, including but not limited to issues relating to sustainability and climate change and diversity and inclusion, competence in risk evaluation and mitigation, and corporate securities and tax laws. While a candidate may not possess every one of these qualifications, his or her background should reflect many of these qualifications. In addition, a candidate should possess integrity and commitment according to the highest ethical standards; be consistently available and committed to attending meetings; be able to challenge and share ideas in a positive and constructively critical manner; and be responsive to our needs and fit in with other Board members from a business culture perspective.

Our Board of Directors identifies director nominees by first evaluating the current members of our Board of Directors who are willing to continue in service. Current members with qualifications and skills that are consistent with our Board of Directors’ criteria for Board service are re-nominated. As to new candidates, our Board of Directors generally polls its members and members of our management for their recommendations and may consult third party advisors. Our Board of Directors may also review the composition and qualification of the boards of our competitors and may seek input from industry experts or analysts. Our Board of Directors reviews the qualifications, experience and background of the candidates, and as discussed below, considers diversity in these areas among all the Board members. In making its determinations, our Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Any recommendations properly submitted by stockholders will be processed and are subject to the same criteria as any other candidates.

Each of the nominees included in the enclosed proxy card(s) was recommended for inclusion by all of the members of our Board of Directors.

COMPOSITION

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Information About the Board of Directors and Corporate Governance

We seek to nominate directors with a variety of complementary backgrounds and skills so that as a group, the Board will possess the appropriate talent, skills and expertise to oversee our businesses. As set forth above, the qualifications we look for in nominees for directors (both new candidates and current Board members) include technical and operational knowledge of our business and industries; experience in operational, financial and/ or risk management; familiarity with international business, markets and cultures and technological trends and developments, competence in environmental, social and governance (ESG) issues, including but not limited to issues relating to sustainability and climate change and diversity and inclusion, competence in risk evaluation and mitigation, as well as corporate securities and tax laws. We strive to build a diverse board representing a range of backgrounds, experiences and perspectives.

BOARD LEADERSHIP AND RISK OVERSIGHT

Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Our Board of Directors has determined that having Norman Schwartz serve as Chief Executive Officer and Chairman of the Board is in the best interest of the Company’s stockholders at this time. This structure permits Mr. Schwartz to manage our day-to-day operations and oversee the Board’s activities efficiently.

Our Corporate Governance Guidelines provide that in the absence of an independent Chairman of the Board, the designation of a Lead Independent Director facilitates Board processes and controls and strengthens the cohesiveness and effectiveness of the Board as a whole. The duties of the Lead Independent Director set forth in our Corporate Governance Guidelines include the following: (i) preparing the agenda for, calling and presiding over executive sessions of the independent directors; (ii) serving as a sounding board for the Chairman and, on certain matters, acting as a liaison between the independent directors and the Chairman; (iii) in the event of the absence or the incapacity of the Chairman, presiding over Board meetings and acting as the spokesperson for the Board, and if requested by the Board, being available for consultation and direct communication with major stockholders; (iv) providing his/her unique perspective, as Lead Independent Director, to the Compensation Committee in connection with its annual formal evaluation of the CEO’s performance; (v) having the capacity to suggest to the Chairman that particular items be placed on the final agenda of each Board meeting; (vi) informally consulting with other directors from time to time regarding the number and length of Board meetings, the quality, quantity, timeliness, scope and organization of pre-meeting materials and Board meeting presentations and providing appropriate suggestions regarding the same to the Chairman; (vii) receiving notice of all committee meetings and having the ability to attend and observe (in an ex-officio capacity) from time to time committee meetings where appropriate to facilitate the execution of the Lead Independent Director’s duties; (viii) in appropriate circumstances, upon consultation with the Board, providing counsel to the Chairman with respect to the retention of consultants, legal counsel or other independent advisors that may assist the Board in the performance of its duties from time to time; and (ix) performing such other functions as directed by the independent directors from time to time. Gregory K. Hinckley is currently the Lead Independent Director.

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. The Board of Directors believes an effective risk management process will timely identify the material risks that the Company faces, communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board of Directors or the relevant Board committee, implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and integrate risk management into the Company’s decision-making. We have a Chief Compliance Officer that reports to the Chief Executive Officer. Our entire Board of Directors oversees general risk management of the Company and continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company. The Board of Directors also encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Our Board of Directors oversees risks relating to environmental, social and governance (ESG) matters. In addition, our Audit Committee assists our Board of Directors with oversight of the Company’s financial statements, significant financial risk exposures, compliance with legal and regulatory requirements, and oversight of the independent auditor. Also, the Legal and Regulatory Compliance Committee assists the Board with its oversight of (i) the Company’s compliance with the Foreign Corrupt Practices Act of 1977 and other anti-corruption, anti-kickback and false-claims laws, (ii) the Company’s Compliance Program and related compliance policies, and (iii) the Company’s cybersecurity risk management programs and reviewing with management the Company’s cybersecurity, data privacy and other risk relevant to the Company’s information technology controls and security. We believe that the leadership structure of our Board of Directors supports effective oversight of the Company’s risk management.

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Information About the Board of Directors and Corporate Governance

BOARD AND STOCKHOLDER MEETING ATTENDANCE

During 2024, our Board of Directors held a total of ten meetings (including regularly scheduled and special meetings), and no director attended fewer than 75% of such meetings and meetings of any committee on which such director served. Every member of our Board of Directors that is standing for re-election is expected to attend our annual meeting of stockholders, absent extraordinary circumstances such as a personal emergency. All of our directors who were serving at the time of our annual meeting of stockholders last year attended the annual meeting.

TRANSACTIONS WITH RELATED PERSONS

We maintain various policies and procedures relating to the review, approval, or ratification of transactions in which we are a participant and in which any of our directors, executive officers, greater than 5% stockholders or their family members have a direct or indirect material interest. Our Management Guidelines provide that our Board or certain executive officers, depending on the dollar value of the transaction, review and approve all material transactions through the expenditure approval procedures set forth in the Management Guidelines. Our Code of Business Ethics and Conduct, which applies to all of our directors, officers, employees, and in some cases, their family members, prohibits arrangements, agreements and acts which are, or may give the impression of being, conflicts of interest with us and requires prompt disclosure to the Corporate Compliance Department and the individual’s manager, if applicable, of an actual or potential conflict of interest. In addition, we have a Conflict of Interest Policy for Executive Officers and Directors which provides additional conflict of interest controls for our executive officers and directors. Each quarter we also require our regional sales managers and financial officers to sign and send a written representation letter to the corporate financial reporting group wherein they are asked to disclose any related party transactions of which they are aware. In addition, each year we require our directors and executive officers to complete a questionnaire which, among other things, identifies transactions or potential transactions with us in which a director or an executive officer or one of their family members or associate entities has an interest.

Our director Allison Schwartz is, and since November 2024 has been our Vice President, Global Supply Chain Clinical Diagnostics Group Operations. Prior to this assignment, Ms. Schwartz served as the Commercial Director at Bio-Rad Laboratories (Canada) Limited (a subsidiary of the Company) from January 2023 to November 2024. For fiscal year 2024, in connection with her employment, Ms. Schwartz received a grant of 369 RSUs, and base salary and bonus in the amount of $302,071.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Individuals, including stockholders, may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors or independent directors as a group, by writing to Attention: Corporate Secretary, Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California 94547. The Corporate Secretary will promptly forward all such communications to the Chairman of the Board. Gregory K. Hinckley is currently the Lead Independent Director and presides over the meetings of our independent directors as a group.

CORPORATE GOVERNANCE DOCUMENTS

Our commitment to good corporate governance is embodied in our Corporate Governance Guidelines. The Corporate Governance Guidelines set forth the Board’s processes and procedures to assist it in the exercise of its responsibilities and to serve the interests of the Company and its stockholders.

Our Corporate Governance Guidelines, along with our Code of Business Ethics and Conduct, Audit Committee Charter,

Compensation Committee Charter, and Legal and Regulatory Compliance Committee Charter, are available at the Corporate Governance section of our website, www.bio-rad.com. Stockholders may also obtain a printed copy of these documents without charge by writing to the Corporate Secretary at the address indicated above.

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Item 2. Ratification of Selection of Independent Auditors

The Board of Directors recommends that you vote FOR ratification of KPMG LLP to serve as our independent auditors for the fiscal year ending December 31, 2025

Our Audit Committee has selected KPMG LLP, independent registered public accountants, to serve as our auditors for the fiscal year ending December 31, 2025. A representative of KPMG LLP is expected to attend the Annual Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Although we are not required to do so, we wish to provide our stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly we are submitting a proposal to ratify the selection of KPMG LLP. If our stockholders should fail to ratify this proposal, our Audit Committee will consider the selection of another auditing firm.

Report of the Audit Committee of the Board of Directors

Our Audit Committee was established in 1992. Our Board of Directors adopted an Audit Committee charter on June 7, 2000 and amended it most recently on February 21, 2018, a copy of which is available at the Corporate Governance section of our website, www.bio-rad.com. During the fiscal year ended December 31, 2024, the Audit Committee was comprised of Jeffrey L. Edwards, Gregory K. Hinckley and Melinda Litherland, all of whom are “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting principles, attesting to the effectiveness of the Company’s internal control over financial reporting and issuing reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes. The following is our Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2024.

Our Audit Committee has:

●	reviewed and discussed our audited financial statements with management;

●	reviewed and discussed our assessment of internal control over financial reporting with management;

●	discussed with KPMG LLP, our independent auditors, the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the Securities and Exchange Commission; and

●	received the written disclosures and the letter from KPMG LLP, our independent auditors, required by applicable requirements of the Public Company Accounting Oversight Board regarding our independent auditors’ communications with the Audit Committee concerning independence, and has discussed with our independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Melinda Litherland
Jeffrey L. Edwards
Gregory K. Hinckley

The Audit Committee report shall not be deemed “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under these Acts.

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Report of the Audit Committee of the Board of Directors

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees: Set forth below are the aggregate fees billed for professional services rendered for the fiscal years ended December 31, 2024 and 2023 by KPMG LLP.

	2024	2023
Audit Fees(1)	$6,207,000	$6,755,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	22,000	15,000

(1)	Audit Fees included aggregate fees for professional services performed in connection with the audit of our annual consolidated financial statements and internal controls, the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, issuance of comfort letters and consents related to SEC registration statements, and attestation services for the statutory audits of international subsidiaries. The fees incurred for KPMG LLP’s services for fiscal year 2023 are set forth in our 2024 Proxy Statement filed with the SEC on March 27, 2024 and have been updated in this 2025 Proxy Statement to reflect final amounts of fees incurred. Such fees for fiscal year 2024 are subject to subsequent adjustment in our 2026 Proxy Statement if final amounts billed differ from the current estimates.

(2)	Audit-Related Fees included aggregate fees for services rendered during the fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees included aggregate fees for professional services performed in connection with tax planning and tax compliance.

(4)	All Other Fees included fees for performing agreed upon procedures in relation to the Company’s submission to the California Department of Toxic Substance Control and Contra Costa County Health and Services Hazardous Materials Program in 2023 and 2024; in 2024 for providing agreed upon procedures in relation to a Company subsidiary's previously issued and approved 2023 statutory annual accounts and in relation to a Company subsidiary's previously issued and approved 2023 Financial Auditor Report Summary; and in 2023 for performing assurance services regarding a Company subsidiary's previously issued and approved 2022 statutory audit report.

The Audit Committee pre-approves each and every service performed by our independent auditors, including the services described in each of the four subcategories above.

Our Audit Committee has considered whether the provision of services described above under the caption “Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees” is compatible with maintaining our independent auditors’ independence and has determined that the provision of such service to us does not compromise the independent auditor’s independence.

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Item 3. Stockholder Proposal Requesting Approval of Certain Executive Severance Arrangements

The Board of Directors recommends that you vote AGAINST this Stockholder Proposal.

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90218, beneficial owner of 10 shares of Bio-Rad common stock, has notified Bio-Rad that he intends to present the following proposal for consideration at the annual meeting. In accordance with the applicable proxy regulations, the text of the stockholder proposal, supporting statement and any graphics are set forth immediately below.

Bio-Rad is not responsible for the content of this stockholder proposal or the accuracy of the supporting statement.

Proposal 3 — Shareholder Approval Requirement for Excessive Golden Parachutes

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers. This provision shall at least be included in the Governess Guidelines of the Company.

“Severance or termination payments” include cash, equity or other pay that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that overly rich golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

This proposal topic also received between 51% and 65% support at:

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

AbbVie (ABBV)

Fisery (FISV)

This proposal is most important at Bio-Rad Laboratories since Bio-Rad shareholders do not have a right to vote on executive pay annually like 90% of S&P 500 Companies and Bio-Rad insiders control a large portion of the Bio-Rad voting power. Plus Bio-Rad ranks 10 in shareholder rights with 10 being the worst possible score.

Please vote yes:

Shareholder Approval Requirement for Excessive Golden Parachutes — Proposal 3

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Item 3. Stockholder Proposal Requesting Approval of Certain Executive Severance Arrangements

Board’s Statement in Opposition:

The Board has carefully considered this proposal and, for the reasons discussed below, recommends that you vote against this proposal.

Our independent Compensation Committee is best positioned to structure a market-competitive and effective executive compensation program.

Our Compensation Committee is comprised solely of independent directors and engages an independent compensation advisor to advise on executive compensation. As more fully discussed in “Compensation Discussion and Analysis – Compensation Program Objectives and Philosophy,” the core objectives of our executive compensation program are: (1) to attract, retain, motivate and develop executives who will help us to continue to grow a profitable business, (2) to align the interests of the executives with the interests of the Company and its stockholders and (3) to reward our executives for business achievements and satisfaction of corporate objectives without creating risks that could have a material adverse effect on the Company.

Our Board believes that the Compensation Committee is best positioned to structure our executive compensation program in line with these objectives. Our executive compensation program is subject to a thorough assessment each year, which involves a review of peer practices, market data and independent executive compensation surveys. Subjecting a single element of compensation packages for NEOs to a discrete stockholder vote would encumber our Compensation Committee’s ability to design executive compensation holistically. Overall, we believe that our total compensation program for executives is reasonable while being competitive within the market in which we compete. Together with its independent compensation advisor, the Compensation Committee has the expertise to design and implement compensation programs and incentives to achieve the Company’s goals.

The proposal is inconsistent with the widely recognized value that stockholders place on equity compensation.

Equity compensation is a fundamental element of our compensation program and is intended to provide a direct link to the creation of stockholder value and execution of our strategy, align the interests of our executives with that of stockholders and foster long-term focus and retention. Long-term equity awards typically vest over four years and incentivize executives to put forth maximum efforts for the Company’s success. By including the value of outstanding equity awards that accelerate upon a termination event in “estimated total value”, the proposal would break that alignment and deviate from market practice by discouraging equity incentives that would surpass the proposal’s 2.99 times limit.

The proposal could adversely impact the Company’s ability to attract, motivate and retain highly qualified talent.

We operate in a highly competitive industry. The Compensation Committee must maintain the flexibility – within a clearly defined set of principles – needed to structure our compensation programs in a manner that is market-competitive, so we can continue to attract and retain world-class executive talent. Each element of the Company’s current compensation program is intended to fulfill this business necessity. As noted above, the proposal could disadvantage the Company relative to our peers in our ability to recruit and retain the best available executive talent. Otherwise interested candidates may view severance arrangements as too uncertain to be relied upon, due to the possibility that the Company may seek to change the agreed upon material terms if stockholders do not approve the severance arrangements.

Our stockholders already have an opportunity to express their views on executive compensation and post-termination compensation arrangements through our periodic say-on-pay advisory vote and NYSE’s listing standards.

Our stockholders are able to effectively express their views on our executive compensation through our periodic say-on-pay advisory vote and NYSE’s requirement to seek stockholder approval of equity compensation plans. We annually disclose our compensation arrangements that provide for potential payments to our NEOs upon a qualifying termination or upon a change of control, as well as the estimated value of such potential payouts, to provide transparency to stockholders. In 2023, approximately 96% of the voting power present and entitled to vote indicated their support for the Company’s compensation program, which includes such arrangements. Also in 2023, approximately 77% of the voting power present and entitled to vote voted in favor of conducting future advisory votes to approve executive compensation every three years. Moreover, in 2024, approximately 98% of the voting power present and entitled to vote voted for the approval of the amended Bio-Rad Laboratories, Inc. 2017 Incentive Award Plan. The proposal’s request for a stockholder vote on a specific element of the Company’s executive compensation program is duplicative and unnecessary.

For these reasons, our Board believes that the stockholder approval requested by this proposal is not necessary and is not in the best interests of our stockholders.

The Board of Directors recommends that you vote AGAINST this stockholder proposal.

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Executive Officers

Executive officers of Bio-Rad as of the date of this proxy statement are listed in the table below.

Name	Position with Bio-Rad	Age
Norman Schwartz	Chief Executive Officer and Chairman of the Board	75
James Barry	Executive Vice President and President, Life Science Group	47
Colleen Corey	Executive Vice President, Global Human Resources	63
Michael Crowley(1)	Executive Vice President, Global Commercial Operations	63
Jonathan P. DiVincenzo	President and Chief Operating Officer	59
Eva Anette Engelhardt	Executive Vice President and President, Clinical Diagnostics Group	55
Courtney C. Enloe	Executive Vice President, General Counsel and Secretary	53
Sedat Evran	Executive Vice President, Global Supply Chain	53
Roop K. Lakkaraju	Executive Vice President, Chief Financial Officer	54

(1)	On January 31, 2025, Mr. Crowley announced that he plans to retire during 2025 from his position as Executive Vice President, Global Commercial Operations. Mr. Crowley is not receiving any cash severance, vesting acceleration or other benefits in connection with his retirement.

Biographical information for Norman Schwartz is provided in the preceding pages. Biographical information for our other executive officers is set forth below. Our executive officers also serve in various management capacities with our wholly owned subsidiaries.

JAMES BARRY

James Barry was appointed Executive Vice President, President, Life Science Group in May 2024. Previously Mr. Barry was Senior Vice President Global Manufacturing Operations from 2022 to 2024, Senior Vice President, Quality Controls Division from 2020 to 2022, and Vice President/General Manager, Quality Controls Division from 2017 to 2020. Prior to joining Bio-Rad in 2017, Mr. Barry held roles of increasing responsibility at Beckman Coulter, a Danaher Corporation company that is a global life sciences and diagnostics innovator, from 1999 to 2017. He holds a B.S. degree in Mechanical Engineering from Rose Hulman Institute of Technology and an MBA from Pepperdine University.

COLLEEN COREY

Colleen Corey was appointed Executive Vice President, Global Human Resources in August 2019. Previously, she was appointed Senior Vice President, Global Human Resources in September 2014. Prior to that appointment, Ms. Corey held various roles of increasing responsibility in Human Resources since joining Bio-Rad in 1996.

MICHAEL CROWLEY

Michael Crowley was appointed Executive Vice President, Global Commercial Operations in December 2014. Previously he was Vice President, Commercial Manager, Europe from 2012 to 2014 and Commercial Manager, Clinical Diagnostics Group, Europe from 2011 to 2012 and Division Manager of the Clinical Diagnostics Group North American Sales Organization from 2008 to 2011. Prior to that, he was the Clinical Diagnostics U.S. National Sales Manager since joining Bio-Rad in 1998.

JONATHAN P. DIVINCENZO

Jonathan P. DiVincenzo was appointed President and Chief Operating Officer in September 2024. Mr. DiVincenzo has more than 30 years of industry experience across strategic, operational, and commercial organizations in both life science and diagnostics. Prior to joining Bio-Rad, Mr. DiVincenzo was Executive Vice President and President, Central Laboratories & International at Labcorp Holdings Inc., a global provider of comprehensive laboratory services, from May 2023 to August 2024. Prior to that, at Labcorp, he was President, Clinical Trials Testing Solutions from October 2019 to May 2023, and Senior Vice President, GM, Covance, from August 2017 to October 2019. Prior to Labcorp, from 2013 to 2016, Mr. DiVincenzo was President of the Environmental Health Division at PerkinElmer, a global company focused on diagnostics, life science research, food quality, environmental health, and industrial testing. Mr. DiVincenzo’s other previous global leadership roles have included CEO of Enzymatics, a privately held molecular biology reagents company, and senior positions with EMD Millipore, a subsidiary of Merck KGaA. Mr. DiVincenzo holds a Bachelor of Science degree in mechanical engineering from Northeastern University.

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Executive Officers

EVA ANETTE ENGELHARDT

Eva Anette Engelhardt was appointed Executive Vice President, President, Clinical Diagnostics Group in June 2024. Prior to joining Bio-Rad, Ms. Engelhardt was at Cepheid, a wholly owned subsidiary of Danaher Corporation and a global molecular diagnostics company, as Senior Vice President Global R&D from November 2022 to May 2024 and Senior Vice President and General Manager Emerging & Growth Opportunities Business from March 2022 to November 2022. Prior to that, Ms. Engelhardt held several senior positions at bioMerieux Inc., a global in vitro diagnostics company, from 2010 to 2022, including Senior Vice President New Technologies Franchise from 2019 to 2022, and Senior Vice President Microbiology Business Area from 2014 to 2019. Ms. Engelhardt also was CEO of privately held AB BIODISK from 2007 to 2010. She holds a combined Master of Science and Bachelor of Science degree in Chemical Engineering and Polymer Technology from the Royal Institute of Technology in Stockholm, Sweden.

COURTNEY C. ENLOE

Courtney C. Enloe was appointed Executive Vice President, General Counsel and Secretary in April 2024. Prior to joining Bio-Rad, Ms. Enloe held several senior legal positions at 3M, a multinational conglomerate operating through its Safety & Industrial, Transportation & Electronics, Health Care, and Consumer business groups, from 2017 to 2024, including most recently Senior Vice President and Deputy General Counsel from January 2022 to April 2024, Senior Vice President and Global Head of Government Affairs (Interim) from August 2021 to February 2022, and Senior Vice President and Chief Litigation Counsel from April 2021 to December 2021. Prior to that, Ms. Enloe was Chief Counsel at McKesson, a global health care company, from 2016 to 2017 and Lead Counsel - Litigation from 2014 to 2016. Prior to that, Ms. Enloe held senior legal roles at Georgia-Pacific, LLC and EarthLink. She began her career at the law firms of Alston & Bird and Holland & Knight following a judicial clerkship. Ms. Enloe holds a JD from Washington and Lee University School of Law and a BA with Honors (magna cum laude) in English and political science from Samford University.

SEDAT EVRAN

Sedat Evran was appointed Executive Vice President, Global Supply Chain in September 2023. Prior to joining Bio-Rad, Mr. Evran was Vice President, Global Operations and Supply Chain at Danaher Corporation, a global life sciences and diagnostics innovator, from 2020 to 2023, and Vice President, Operations and Supply Chain Seed from 2019 to 2020. Prior to that, he was Vice President, Diagnostics Global Operations at Perkin Elmer, a global analytical services and solutions provider, from 2015 to 2019. Mr. Evran held supply chain leadership roles at Hil-Rom from 2011 to 2015, and at GE Healthcare and General Electric Medical Systems from 2001 to 2011.

ROOP K. LAKKARAJU

Roop K. Lakkaraju was appointed Executive Vice President, Chief Financial Officer in April 2024. Prior to joining Bio-Rad, Mr. Lakkaraju was Executive Vice President and Chief Financial Officer at Benchmark Electronics, a multi-national electronics manufacturing services company, from January 2018 to March 2024. Prior to that, he was Chief Financial Officer at Maana, Inc., an enterprise software company, from 2017 to 2018, and Chief Operating Officer and Chief Financial Officer at Support.com, a provider of cloud-based software and services, from 2013 to 2017. Prior to those roles, he held senior executive financial and operational roles at Quantros, Inc., 2Wire Inc. Solectron Corporation, and Safeguard Scientifics. Mr. Lakkaraju began his career as an auditor with Grant Thornton and PricewaterhouseCoopers, and holds a B.S. in Business Administration, Accounting, from San Jose State University. He also served on the board of directors and as audit committee chair at Infinera Corporation, a publicly traded global supplier of open optical networking solutions, until Infinera was acquired by Nokia Corporation as of February 28, 2025.

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Principal and Management Stockholders

The following table presents certain information as of February 24, 2025 (except as noted below), with respect to our Class A Common Stock and Class B Common Stock beneficially owned by: (i) any person who is known to us to be the beneficial owner of more than five percent of the outstanding Common Stock of either class, (ii) each of our directors and our director nominees, (iii) certain of our executive officers named in the “Summary Compensation Table” of this proxy statement and (iv) all of our directors and executive officers as a group as of the date of this proxy statement. The address for all executive officers and directors is c/o Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California, 94547. As described in the notes to the table, certain named beneficial owners share voting and/or investment power with respect to certain shares of Common Stock. Consequently, such shares are shown as beneficially owned by more than one person.

	Class A Common Stock(1)		Class B Common Stock
Name and, with Respect to Owner of 5% or More, Address	Number of Shares and Nature of Ownership(2)	Percent of Class	Number of Shares and Nature of Ownership(2)	Percent of Class	Voting Power Percent^
Blue Raven Partners, L.P.(3) 1000 Alfred Nobel Drive Hercules, CA 94547	—	0.0%	4,060,054	80.1%	55.1%
Blackrock, Inc.(4) 50 Hudson Yards New York, NY 10001	1,929,864	8.4%	—	0.0%	2.6%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	1,907,640	8.3%	—	0.0%	2.6%
Van Eck Associates Corporation(6) 666 Third Avenue, 9th Floor New York, NY 10017	1,306,473	5.7%	—	0.0%	1.8%
Alice N. Schwartz(7)(8)(9)(10) Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547	2,732,483	11.9%	4,554,564	89.8%	65.6%
Norman Schwartz(7)(9)(10)(11)(12) Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547	507,942	2.2%	4,434,526	87.5%	60.8%
Steven Schwartz(7)(9)(10)(13) Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547	381,199	1.7%	4,098,294	80.8%	56.2%
Jeffrey L. Edwards(11)	308	0.0%	—	0.0%	0.0%
Gregory K. Hinckley(11)	808	0.0%	—	0.0%	0.0%
Melinda Litherland(11)	308	0.0%	—	0.0%	0.0%
Arnold A. Pinkston(11)	308	0.0%	—	0.0%	0.0%
Allison Schwartz(9)(10)	18,860	0.1%	3,996	0.1%	0.1%
Roop K. Lakkaraju(11)	1,214	0.0%	—	0.0%	0.0%
Jonathan P. DiVincenzo(11)	—	0.0%	—	0.0%	0.0%
Michael Crowley(11)	20,786	0.1%	—	0.0%	0.0%
Eva Anette Engelhardt(11)	—	0.0%	—	0.0%	0.0%
All directors and executive officers as a group(11)(14) (14 persons)	556,665	2.4%	4,438,522	87.5%	60.9%
^	Voting Power represents combined voting power of Class A Common Stock (one-tenth of a vote) and Class B Common Stock (one vote) owned beneficially as of February 24, 2025.

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Section 16(a) Beneficial Ownership Reporting Compliance

(1)	Excludes Class A Common Stock that may be acquired on conversion of Class B Common Stock. Class B Common Stock may be converted to Class A Common Stock on a one for one basis and, if fully converted, would result in the following percentage beneficial ownership of Class A Common Stock: Blue Raven Partners. L.P. 14.5%; BlackRock, Inc. 6.9%; The Vanguard Group, 6.8%; Van Eck Associates Corporation, 4.7%; Alice N. Schwartz 26.0%; Norman Schwartz 17.6%; Steven Schwartz 16.0%; Allison Schwartz 0.1%; Michael Crowley 0.1%; and all directors and executive officers as a group 17.8%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.

(2)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Number of shares is based on the statements of the stockholders where not identified specifically in the stockholder register.

(3)	Alice N. Schwartz, Norman Schwartz and Steven Schwartz are general partners of Blue Raven Partners, L.P., a California limited partnership, and, as such, share voting and dispositive power over the Class B Common Stock held by Blue Raven Partners.

(4)	Based solely on a Schedule 13G/A filed on November 8, 2024 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(5)	Based solely on a Schedule 13G/A filed on December 20, 2024 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(6)	Based solely on a Schedule 13G filed on November 14, 2024 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(7)	Includes 4,060,054 shares of Class B Common Stock held by Blue Raven Partners, L.P.

(8)	Includes 2,714,928 shares of Class A Common Stock and 494,510 shares of Class B Common Stock, which are held in the following trusts, all of which Alice N. Schwartz is the sole trustee: the David and Alice N. Schwartz Charitable Remainder Unitrust (34,311 shares of Class A Common Stock); the David Schwartz Exemption Trust (90 shares of Class A Common Stock); the David Schwartz Exempt Marital Trust (240 shares of Class A Common Stock); the David Schwartz Non-Exempt Marital Trust (898,931 shares of Class A Common Stock and 57,000 shares of Class B Common Stock); the Alice N. Schwartz Revocable Trust (1,781,356 shares of Class A Common Stock and 437,510 shares of Class B Common Stock).

(9)	Includes 17,555 shares of Class A Common Stock held by Alles Institute for Medical Research, a Delaware Charitable Nonstock Corporation, with respect to which Alice N. Schwartz, Norman Schwartz, Steven Schwartz and Allison Schwartz each have voting power and dispositive power consistent with the purposes of the Delaware Charitable Nonstock Corporation.

(10)	Norman Schwartz and Steven Schwartz are sons of Alice N. Schwartz. Norman Schwartz is the father of Allison Schwartz.

(11)	Includes shares with respect to which such persons have the right to acquire beneficial ownership immediately or within sixty days of February 24, 2025 under the Company’s employee stock purchase plan, restricted stock unit agreements and stock option agreements, as follows: Norman Schwartz, 52,149 Class A shares; Jeffrey L. Edwards, 308 Class A shares; Gregory K. Hinckley, 308 Class A shares; Melinda Litherland, 308 Class A shares; Arnold A. Pinkston, 308 Class A shares; Roop K. Lakkaraju, 1,127 Class A shares; Jonathan P. DiVincenzo, 0 Class A shares; Michael Crowley, 12,615 Class A shares; Eva Anette Engelhardt, 0 Class A shares; and all directors and officers as a group, 71,325 Class A shares.

(12)	Includes 13,006 shares of Class B Common Stock owned by Norman Schwartz’s wife, as to which Norman Schwartz disclaims any beneficial ownership.

(13)	Includes 1,498 shares of Class A Common Stock and 13,006 shares of Class B Common Stock owned by Steven Schwartz’s wife, as to which Steven Schwartz disclaims any beneficial ownership.

(14)	As a Director Emeritus, Alice N. Schwartz is not included in “All directors and executive officers as a group.”

Section 16(a) Beneficial Ownership Reporting Compliance

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. To our knowledge, based solely upon our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to insiders were complied with, except for the following: a Form 4 filing due on April 26, 2024 was filed on April 29, 2024 for each of Courtney C. Enloe (executive officer) and Roop K. Lakkaraju (executive officer) reporting a grant of RSUs; a Form 4 filing due on September 4, 2024 was filed on September 5, 2024 for Michael Crowley (executive officer) reporting the vesting of five RSU tranches and the related withholding of shares for taxes; and a Form 4 filing due on May 5, 2023 was filed on May 1, 2024 for Steven Schwartz (more than ten percent owner) reporting the sale of shares by his spouse.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, including the Company’s Chairman and President and Chief Executive Officer. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and this proxy statement.

THE COMPENSATION COMMITTEE

Jeffrey L. Edwards
Gregory K. Hinckley

The Compensation Committee report shall not be deemed “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under these Acts.

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Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, we review the objectives and elements of our execution compensation program and discuss the 2024 compensation earned by our named executive officers, or NEOs.

For 2024, our named executive officers were:

Name	Position
Norman Schwartz	Chief Executive Officer and Chairman of the Board
Roop K. Lakkaraju	Executive Vice President, Chief Financial Officer
Jonathan P. DiVincenzo	President and Chief Operating Officer
Michael Crowley(1)	Executive Vice President, Global Commercial Operations
Eva Anette Engelhardt	Executive Vice President and President, Clinical Diagnostics Group
(1)	On January 31, 2025, Mr. Crowley announced that he plans to retire during 2025 from his position as Executive Vice President, Global Commercial Operations. Mr. Crowley is not receiving any cash severance, vesting acceleration or other benefits in connection with his retirement.

COMPENSATION PROGRAM OBJECTIVES AND PHILOSOPHY

We maintain various compensation programs for our named executive officers. Our executive compensation program, taken as a whole, has several objectives. The overriding objective of our executive compensation program is to attract, retain, motivate and develop the type of executives who will establish and execute strategic initiatives that help us to continue to grow a profitable business. We also want our executive compensation program to help align the interests of the executives with the interests of the Company and its stockholders. Finally, we want to reward our executives for business achievements and satisfaction of corporate objectives without creating risks which could have a material adverse effect on the Company.

In developing our overall executive compensation program and in setting individual pay levels for the named executive officers, we strive to meet the following goals:

●	To pay salaries that are competitive in our industry and our geographical market.

●	To use executive pay practices that are commonly found in our industry, as appropriate.
●	To pay salaries and award merit increases on the basis of the individual executive’s performance and contributions and the value of the executive’s position within our organization.

●	To maintain a “pay for performance” outlook, particularly in our incentive programs.

●	To manage risk taking by incorporating objective company performance goals into our incentive programs.

Our executive compensation program is designed to reward our executives for Company and individual performance. Because we feel that each of our named executive officers provides unique services to us, we do not use a fixed relationship between base pay, annual performance-based cash bonus payments and equity awards. When we make our final decisions about a named executive officer’s total compensation package for a year, we look at the three primary elements of compensation (base pay, potential performance-based bonus payments and long-term equity awards) individually and as a complete package. Overall, we believe that our total compensation program for executives is reasonable while being competitive within the market in which we compete for executive talent and does not create risks that are reasonably likely to have a material adverse effect on the Company.

STOCKHOLDER SAY-ON-PAY VOTE

At our 2023 meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. 96% of the shares represented in attendance or by proxy and entitled to vote on this “2023 say-on-pay vote” were voted in favor of the proposal. We have considered the 2023 say-on-pay vote, and we believe that the substantial support of our stockholders for the 2023 say-on-pay vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Thus, we have not made any material changes to our executive compensation arrangements in response to the 2023 say-on-pay vote. At our 2023 meeting of stockholders, our stockholders voted in favor of the proposal to hold say-on-pay votes every three years. Accordingly, the next say-on-pay advisory vote will be held at our 2026 meeting of stockholders. In the future, we will continue to consider the outcome of our say-on-pay votes when making compensation decisions regarding the named executive officers.

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Compensation Discussion and Analysis

THE COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

To achieve the above goals, we have created an executive compensation program which consists of base pay, a short-term performance-based cash bonus program pursuant to the Incentive Bonus Plan, or IBP, and an equity grant program providing long-term incentives.

		Pay Element	Objective
FIXED	Annual	Base Salary	● Provides a degree of financial certainty and stability that helps us retain talent. ● Recognizes competitive market conditions and/or rewards individual performance through periodic increases.
	Long-Term	Restricted Stock Units and Stock Options	● Provides a direct link to the creation of stockholder value and execution of our strategy. ● Aligns NEOs’ interests with stockholders. ● Fosters long-term focus and retention.
AT RISK OR PERFORMANCE-BASED	Annual	Incentive Bonus Plan (IBP)

●   Motivates NEOs to meet or exceed our annual performance goals to drive annual performance and position us for longer-term success.

●   Measures NEOs’ performance against pre-established Company performance goals.

●   Aligns all staff members around the same Company performance goals as all such annual cash incentive awards are based on the same Company financial performance goals.

We use this mix of compensation for a variety of reasons:

●	These types of programs, as a package, are typically offered by the companies from which we seek executive talent.

●	These programs provide immediate and long-term incentives for the executive officers, thereby helping to align the executives’ interests with those of the Company and its stockholders.

●	We apply differing performance goals to the various types of pay to help motivate the executives to accomplish separate and diverse corporate and individual goals.

●	Diverse programs, performance goals and payout timing help manage risk taking.

We provide executives with a package of fringe benefits on the same basis that is provided to all full-time benefits eligible employees. These benefits include such items as health insurance, tax qualified profit-sharing plan contributions and group term life insurance. We do not provide the executives with any fringe benefits that are not generally available to other full-time professional employees.

We believe that our executive compensation program, taken as a whole, is a cost-effective method of providing competitive pay to our named executive officers and implementing our compensation philosophy and objectives.

OUR PROCESS FOR SETTING EXECUTIVE COMPENSATION

Our Human Resources Department provides various types of compensation information to the Chief Executive Officer and to the Compensation Committee for their consideration and reference. The Compensation Committee’s focus is on the compensation of the Chief Executive Officer and the incentive bonus and equity awards of the named executive officers.

The Chief Executive Officer determines the base pay for the other named executive officers. Our process for setting executive compensation is described below.

BASE PAY

In connection with setting levels of base pay, our Human Resources Department reviews independently published surveys of executive compensation levels, which cover over 1,000 U.S. based companies varying in size and industry and prepares a report summarizing their findings. In 2024, Compensia, Inc. acted as a compensation advisor to our Compensation Committee. In 2024, our Human Resources Department also reviewed data from the Radford Technology Survey, which provides data from a wide range of technology sub-industries, and Willis Towers Watson, which provides compensation information for executive positions in publicly traded peer companies. From this information, our Human Resources Department determined the market salary at the median level for each comparable executive position. In addition, we review the compensation of a smaller group of companies in industry sectors in which we compete to provide

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Compensation Discussion and Analysis

additional guidance in setting base pay. This group consists of the companies in our peer group. We consider a number of potential criteria to determine which companies to include in our peer group, including companies in our industry of comparable size as measured by sales, market capitalization or asset base, in our geographic proximity, and with whom we compete for employee talent.

In 2024 the companies we considered comprising our peer group were:

● Agilent Technologies Inc.	● Mettler-Toledo International Inc.
● Bruker Corporation	● NuVasive, Inc.
● Charles River Laboratories, Inc.	● Qiagen N.V.
● The Cooper Companies Inc.	● Quidel Corporation
● Dentsply Sirona, Inc.	● ResMed Inc.
● Hologic, Inc.	● Revvity, Inc.
● IDEXX Laboratories, Inc.	● Steris Corporation
● Illumina, Inc.	● Teleflex Incorporated
● Integer Holdings Corporation	● Waters Corporation
● Integra LifeSciences Holdings Corporation	● West Pharmaceutical Services, Inc.
● LivaNova PLC

The 2024 peer group was the same as the 2023 peer group. The 2024 peer group included twenty-one life sciences and medical products companies with $1 to $5 billion in annual revenues in order to include companies that were of similar size and in similar industries to the Company.

Our Human Resources Department reviews this information with the Chief Executive Officer, and with respect to the Chief Executive Officer directly with the Compensation Committee, who then decide at their discretion if the individual base pay levels of executives need to be adjusted. Our Compensation Committee does not see any of the individual companies in the surveys, except for the companies within our peer group with respect to our Chief Executive Officer’s base pay. Other factors considered in determining base pay, in addition to the survey and peer group information presented by the Human Resources Department, are:

●	The financial position of the Company compared to the previous year;

●	General economic conditions both nationally and in the local market of our corporate office;

●	The executive’s achievement of individual performance goals established for the year; and

●	Where the executive’s current base pay falls relative to survey data and other company executives.

Based on all of the factors outlined above, as well as the market data, the Compensation Committee, in the case of the Chief Executive Officer, and the Chief Executive Officer, for the other named executive officers, determine the named executive officer’s base pay for the following year, and thus any of these criteria could materially impact the named executive officer’s base pay.

In 2024, each of our named executive officers who were employed at our company since the beginning of 2024 received a merit increase to his base pay based on the factors described above. These increases were 2.5% of base pay and were effective as of April 1, 2024. As a result, the annual base salary effective April 1, 2024 of Mr. Schwartz was $1,066,000 and of Mr. Crowley was $529,062. The base salaries of the three named executive officers that were hired during 2024 were the following: Mr. Lakkaraju: $600,000; Mr. DiVincenzo: $665,000; and Ms. Engelhardt: $525,000.

INCENTIVE BONUS PLAN, OR IBP (CASH-BASED INCENTIVE PROGRAM)

All of our named executive officers participate in our company-wide annual cash bonus program, which is known as the Incentive Bonus Plan, or IBP. The plan, which covers all of the named executive officers, as well as other employees, operates on a calendar year basis. At the beginning of the year, objective performance metrics in areas of achievement are determined and approved by executive management. In 2024 the metrics were:

●	Global Sales; and

●	Profit expressed as global operating income (OI).

Depending on which part of our organization an employee works, these metrics are applied at the company-wide or Corporate level, or at a combination of the Corporate and business group levels. The bonuses of all our named executive officers were based on the following weighting of these metrics: Corporate Sales (60%), Corporate OI (40%).

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Compensation Discussion and Analysis

The following table shows our financial goals under the IBP for fiscal 2024 relevant to our named executive officers for Corporate goals, and our performance compared to those goals (in millions):

		IBP	Adjusted IBP		Adjusted	% of
		Target Plan	Target Plan(1)	Actual	Results(2)	Target(3)
Corporate Goals	Global Sales	$2,748.0	$2,766.4	$2,565.5	$2,599.9	94.0%
	Operating Income (OI)	$393.0	$386.2	$269.0	$362.0	93.7%

(1)	We have the ability to modify the goals after the beginning of a year, particularly in response to an unforeseen change in business conditions that makes an established goal irrelevant or inappropriate, subject to the approval of our Chief Executive Officer. In 2024, we adjusted our IBP Target Plan Corporate OI goal and our IBP Target Plan Corporate Sales goal to account for the effect of foreign currency.

(2)	We also have the ability to modify the calculation of the achievement of the results after the beginning of a year, particularly in response to an unforeseen change in business conditions, subject to the approval of our Chief Executive Officer. In 2024, we modified the Sales achievement and the OI achievement to account for the effect of foreign currency, and we also modified the OI achievement to account for certain acquisition-related expenses, legal matters, and restructurings.

(3)	Includes the effects of the adjustments and achieved results for our named executive officers as described in footnotes 2 and 3 above.

We believe these performance metrics promote a strong link between employee contribution and overall company performance. By rewarding employees for meeting and exceeding goals for sales and global operating income, we motivate them to improve the Company’s performance.

The IBP makes a payout only if threshold levels equal to 95% of the sales goals, and/or 90% of the operating income goals are satisfied. If the sales goal and/or operating income goal is met, the named executive officers as well as other IBP participants receive a payment indexed to a percentage of their base pay, based on the achievement relative to each of the established metrics. The percentage of base pay which can be awarded varies based upon job position/salary grade. In 2024 the target bonuses for our named executive officers as a percentage of their base pay were as follows: Mr. Schwartz: 125% (no change from 2023); Mr. Lakkaraju: 75% (hired in 2024); Mr. DiVincenzo: 100% (hired in 2024); Mr. Crowley: 70% (no change from 2023); and Ms. Englehardt: 70% (hired in 2024). The payments under this program can be as much as twice the target bonus, but the named executive officers (as well as the other people who participate in the IBP) will not receive this benefit unless we meet the minimum required performance goals for each performance measure.

The IBP also has an individual component, which allows managers to adjust the calculated financial award upward or downward by up to 20%, based on a manager’s assessment of the contribution of the participant and of the participant’s small team toward the financial results that the Company achieves. In 2024, the IBP awards for all named executive officers were not adjusted for this individual component of the IBP.

With respect to bonuses for 2024, our named executive officers achieved 27.5% of their target bonus opportunity under the 2024 IBP. Payments are typically made during the first quarter of the following year. We establish the individual target bonus levels, in part, by reviewing competitive market data of companies in our peer group described above. The individual target bonus levels for our named executive officers in 2024 are set forth in the “Grants of Plan-Based Awards Table,” and the bonuses paid to our named executive officers under the 2024 IBP are set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Our Company also reserves the right to award discretionary bonus payments to employees. No such payments were made to any of the named executive officers in the last year, other than a sign-on bonus of $50,000 that was paid to Ms. Englehardt in 2024 in connection with the commencement of her employment with us, and a sign-on bonus of $1,300,000 that was paid to Mr. DiVincenzo in February 2025 in connection with the commencement of his employment with us in September 2024. Mr. DiVincenzo’s sign-on bonus was intended to compensate him for awards he forfeited when joining us and to induce him to accept our offer If, within the first 24 months of his employment, Mr. DiVincenzo voluntarily decides to leave the Company without good reason or is terminated for cause, he will be responsible for repayment of the sign-on bonus.

EQUITY COMPENSATION

Another key component of our executive compensation program is equity grants. We make grants of restricted stock units and options to purchase our stock to the named executive officers, as well as other employees, under our 2017 Incentive Award Plan, as amended.

In 2024, we granted Class A non-qualified stock options and Class A restricted stock units (“RSUs”) to our named executive officers. All non-qualified stock options have an exercise price equal to fair market value on the date of grant. Options granted to named executive officers in 2024 vest on a four-year basis, at a rate of 25% of the option grant on each anniversary date of the grant subject to continued employment with the Company. All of the options have a ten-year term. RSUs granted to our named executive officers in 2024 vest on a four-year basis at a rate of 25% per year beginning one year from the grant date subject to continued employment with the Company. We granted a combination of RSUs and stock options to our named executive officers to align ourselves with current market equity compensation practices.

In 2023 and 2022, our named executive officers were granted RSUs, and were granted Class A common stock performance stock units (“PSUs”) instead of non-qualified stock options. As discussed in the 2024 proxy statement, the 2023 PSUs were forfeited since the Company did not attain the threshold adjusted EBITDA margin goal for the one-year performance period that ended December 31, 2023. The 2022 PSUs had a three-year performance period that began on January 1, 2022 and ended on December 31, 2024 and would have vested following the end of the performance period subject to the holder’s continued employment with the Company. The performance measure was adjusted EBITDA margin, and achievement was measured against a range of targets for fiscal year 2024, with the target adjusted

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Compensation Discussion and Analysis

EBITDA margin goal for 2024 set at 25.8%. A threshold number of shares could be issued in settlement of the PSUs equal to 50% of the target number of PSUs subject to attainment of the threshold adjusted EBITDA margin goal for 2024 of 24.8%. The Company did not attain the threshold adjusted EBITDA margin goal for 2024, and thus the 2022 PSUs were forfeited.

Our process for granting equity to named executive officers was as follows: first we consulted with our compensation advisor Compensia, Inc. about current market practices. Then, we conducted a general review of certain market information provided by outside independent equity compensation surveys, which cover large numbers of U.S. companies varying in size and industry. In 2024 we determined competitive market grant levels using the Radford Technology Survey and information from Willis Towers Watson. Next, we considered the size of the equity pool, which contains a number of shares that approximates a percentage of our outstanding shares as of the prior year, which in 2024 was 1.1%. The amount of equity available for grant to all eligible employees, including our named executive officers, is generally limited by the size of this equity pool. Subject to this limitation and based on the market information, our Human Resources Department created individual equity grant recommendations, which provided a range of potential option grants and RSU grants based on job position/salary grade, including for the positions of our named executive officers.

Using the equity grant recommendations created by our Human Resources Department and considering individual performance, management suggested an allocation of the equity pool among all eligible employees to the Compensation Committee. The Compensation Committee reviewed the suggested allocation of awards (including the recommended dollar value of long-term equity grants to our named executive officers) and made a recommendation to the entire Board of Directors. Based on the Compensation Committee’s recommendation, the Board of Directors made its own determination as to the size and mix of the grants to individuals. The Board provided the approved equity grant and pricing information to the Chief Executive Officer for implementation. The Board of Directors approved the 2024 option grants to our named executive officers on February 9, 2024, with a grant date of March 8, 2024, and approved the 2024 RSU grants to our named executive officers on September 6, 2024 with a grant date of September 6, 2024. The equity grants for our named executive officers in 2024 are set forth in the “Grants of Plan-Based Awards Table.”

Generally, at a regularly scheduled Compensation Committee meeting during the first half of our fiscal year, the Compensation Committee will review the recommended dollar value of long-term equity grants to our named executive officers. Then, the Board will meet to approve equity grants, typically in the first half of the year for awards of options or PSUs, and typically in the second half of the year for awards of RSUs. Awards are neither timed to relate to the price of our stock nor to correspond with the release of material non-public information, although grants are generally made when our trading window is open. Grants to current employees generally are effective on or after the date of the Board meeting approving such grants, although the Board may delay the grant date until a date that is in an open trading window if the Board meeting where grants are approved occurs during a closed trading window. Grants to new employees, including potential NEOs, are typically made at the next regularly scheduled Board meeting following the employee’s start date. During fiscal year 2024, we did not grant stock options, stock appreciation rights, or similar option-like instruments to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Our 2017 Incentive Award Plan, as amended, provides that in the event of a “change in control,” all equity awards will become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to such change in control, unless otherwise specified in any applicable award agreement. In February 2022, our board of directors adopted an Executive Change in Control Severance Plan, which provides for the payment of certain severance and other benefits to participants, including each of our named executive officers, in the event of a qualifying termination of employment with us. Under the Executive Change in Control Severance Plan, in the event of a termination of the executive’s employment that is (i) by the Company for any reason other than for “cause,” (ii) as a result of the participant’s death or “disability,” or (iii) by the participant for “good reason,” in each case, during the two year period beginning on, and following, the date of a “change in control” (as defined in the plan), amongst other benefits which are described in this proxy statement under the heading “Potential Payments Upon Termination or Change in Control”, the executive will be eligible for accelerated vesting of 100% of the total number of shares subject to each equity award held by the executive (with any awards subject to performance vesting to be determined pursuant to the applicable award agreement).

We believe that the grant of RSUs and fair market value stock options provides benefits to both the Company and the executive. We benefit because:

●	The RSUs and the options help to align the executive’s financial interest with the Company’s and the stockholders’ long-term interests.

●	The RSUs and options help us retain the executives in a competitive market.

The executives benefit because:

●	They can realize additional income as grants vest or if our shares increase in value.

●	With respect to options, they have no personal income tax impact until they exercise the options.

OTHER COMPENSATION

The Company provides its executive officers with the benefits described below that are also available to all of its regular status employees. In addition, the Company provides certain severance and change in control benefits in the event of a qualifying termination of employment with us that are as described more fully under “Potential Payments on Termination or Change in Control."

401(k) Plan

The Company offers to all regular status employees the opportunity to participate in a 401(k) Profit Sharing Plan. The 401(k) Profit Sharing Plan permits eligible employees of the Company to defer up to 50% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’

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Compensation Discussion and Analysis

elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company also provides a discretionary profit-sharing contribution to all regular status employees with more than six months of service. The profit-sharing contribution is subject to vesting for three years from the employee’s hire date. The profit-sharing contribution is made on a bi-weekly basis, vests at the end of the applicable quarter if the employee has been employed for three years, and is subject to certain limitations imposed by the Code and the 401(k) Plan rules. In 2024, Messrs. Schwartz and Crowley received a contribution in the amount of $17,250 from the Company, and the other named executive officers received contributions in the following amounts, based on their respective hire dates in 2024 and the applicable eligibility waiting period: Mr. Lakkaraju: $5,769; Mr. DiVincenzo: $0; and Ms. Engelhardt: $0.

Health and Welfare Benefits

The Company’s healthcare, disability insurance, and other welfare and employee-benefit programs are the same for all eligible regular status employees, including executive officers. Because of the importance placed by the Company on the health and welfare of its employees, the Company paid approximately 80% of the premiums associated with health programs on behalf of all of its regular status employees and their dependents in 2024.

Term Life Insurance

In addition to the foregoing, the Company also provides all regular status employees with term life insurance coverage of two times annual salary up to a maximum of $750,000.

We have no employment agreements with our named executive officers, and therefore, there are no individual written agreements that would provide them with additional perquisites. There are no formal or informal corporate policies that provide perquisites or other personal benefits (that are not integrally and directly related to the performance of the executive’s duties) to our named executive officers which are not available to the general employee population.

POLICIES AND GUIDELINES

We have adopted an Insider Trading Compliance Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our Insider Trading Compliance Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K. Our Insider Trading Compliance Policy trading policy prohibits our officers, directors, employees and consultants from engaging in (i) hedging transactions or similar arrangements that have the effect of offsetting any decrease in the market value of the Company’s securities, (ii) short sales, and (iii) transactions in publicly traded options.

In June 2022, the Company adopted stock ownership guidelines for senior executives at the executive vice president level and above, including our named executive officers. Stock ownership guidelines align the executives’ long-term financial interests with those of stockholders. Each executive has five years from the later of the date of adopting the guidelines or the date of becoming an executive vice president or above to meet the target. The CEO target is the number of shares with a market value equal to five times salary, and the target for other executives subject to the guidelines are the number of shares with a market value equal to two times salary. Shares counted toward the guidelines include: (i) shares held of record or in a brokerage account by the senior executive or his or her spouse; (ii) vested deferred compensation; (iii) vested options; and (iv) unvested restricted stock or RSUs. All of our named executive officers are in compliance with these guidelines or on track to be in compliance with these guidelines within the applicable time limit.

The Company adopted a clawback policy in compliance with NYSE listing standards and Section 10D of the Exchange Act effective October 2, 2023. This clawback policy applies to current or former Section 16 officers and requires us, subject to limited exemptions provided by the NYSE rules, to recoup incentive-based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received after October 2, 2023 and within the three fiscal years preceding the date an accounting restatement is determined to be required. For more information, see our Policy for Recovery of Erroneously Awarded Compensation, which is filed as an exhibit to our Annual Report on Form 10-K.

INTERNAL PAY EQUITY

Our compensation programs are designed so that potential realizable compensation is set relative to each executive’s level of responsibility and potential impact on our performance. While the compensation levels and design may be similar for executives at the same level, actual compensation may vary due to changes in an executive’s base salary and individual performance over time.

TAX CONSIDERATIONS

Section 162(m) of the Code limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our “covered employees,” including the named executive officers.

The Compensation Committee may consider the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

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Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers as a result of company operations for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022:

				Stock	Option	Non-Equity	All Other
						Incentive Plan
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)
Norman Schwartz	2024	1,059,500	—	4,557,805	2,280,086	364,003	28,077	8,289,471
Chief Executive Officer	2023	1,040,000	—	6,211,537	—	—	212,341	7,463,878
and Chairman	2022	1,030,154	—	5,398,348	—	1,073,406	26,077	7,527,985
Roop K. Lakkaraju(4)	2024	426,923	—	3,225,018	—	88,197	34,937	3,775,075
Executive Vice President,
Chief Financial Officer
Jonathan P. DiVincenzo(4)(5)	2024	204,515	1,300,000	2,453,382	—	56,928	299,260	4,314,185
President and
Chief Operating Officer
Michael Crowley	2024	525,836	—	1,139,616	451,952	101,168	22,794	2,241,366
Executive Vice President,	2023	511,195	—	1,552,976	—	—	22,044	2,086,215
Global Commercial Operations	2022	490,766	—	1,349,830	—	266,767	22,046	2,129,409
Eva Anette Engelhardt(4)	2024	292,789	50,000	1,829,300	—	56,573	2,084	2,230,746
Executive Vice President,
President, Clinical Diagnostics
Group

(1)	The amounts reported under “Stock Awards” and “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. Stock Awards for 2024 reflect the grant date fair value of restricted stock units. Stock Awards for 2022 and 2023 reflect the grant date fair value of (a) performance stock units at 100% of target, and (b) restricted stock units. We based the fair value of stock awards on the closing price of the shares awarded on the grant date. We calculated the value of stock option awards using the Black-Scholes option-pricing model. The valuation assumptions used in the valuation of option awards may be found in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Please see the “Grants of Plan-Based Awards Table” for more information regarding equity awards granted during fiscal year 2024.

(2)	“Non-Equity Incentive Plan Compensation” is composed entirely of cash bonuses awarded under the IBP with respect to performance during the 2022, 2023 and 2024 fiscal years, respectively. Further information about the IBP can be found in the text in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).” Amounts earned for 2022 were paid during fiscal year 2023, no amounts were earned for 2023, and amounts earned for 2024 were paid in fiscal year 2025.

(3)	“All Other Compensation” for 2024 represents: term life insurance costs paid on behalf of the named executive officers and contributions to our tax qualified profit-sharing plan for Messrs. Schwartz and Crowley of $17,250 and for Mr. Lakkaraju of $5,769 (no contribution was made for Mr. DiVincenzo or Ms. Engelhardt since each had not yet been employed at the company for the six month eligibility waiting period by the end of 2024.) In addition, “All Other Compensation” for 2024 includes relocation expenses reimbursed to Mr. DiVincenzo of a total of $298,149 (including a U.S. tax gross up of $148,149) and to Mr. Lakkaraju of a total of $27,756 (including a U.S. tax gross up of $13,254.)

(4)	Messrs. Lakkaraju and DiVincenzo and Ms. Engelhardt each became a named executive officer for the first time for the fiscal year ended December 31, 2024.

(5)	Mr. DiVincenzo’s 2024 employment offer letter provides that a $1,300,000 sign-on bonus will be paid to him by February 15, 2025. This amount was paid on February 7, 2025.

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Compensation Tables

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to named executive officers in 2024 (the named executive officers participate in both a cash based incentive program and an equity program):

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)(1)	Threshold ($)(1)	Maximum ($)(1)	Units (#)(2)	Options (#)(3)	Awards ($/Sh)(4)	Awards ($)(5)
Norman Schwartz	—	662,210	1,324,419	2,648,838
	3/8/2024					14,137	343.76	2,280,086
	9/6/2024				13,822			4,557,805
Roop K. Lakkaraju	—	160,451	320,902	641,804
	4/24/2024				4,311			1,199,363
	9/6/2024				6,143			2,025,654
Jonathan P. DiVincenzo	—	103,565	207,131	414,262
	10/24/2024				7,478			2,453,382
Michael Crowley	—	184,048	368,097	736,194
	3/8/2024					3,535	343.76	451,952
	9/6/2024				3,456			1,139,616
Eva Anette Engelhardt	—	102,920	205,840	411,680
	7/25/2024				983			309,812
	9/6/2024				4,608			1,519,488

(1)	These amounts represent threshold, target and maximum amounts that could have been earned for fiscal year 2024 pursuant to the IBP. Actual amounts earned for fiscal year 2024 are included in the “Summary Compensation Table” above. A detailed description of our Cash Based Incentive Program is discussed above in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).” For Messrs. Lakkaraju and DiVincenzo and Ms. Engelhardt, the amounts have been pro-rated based on his/her respective hire date, and for Messrs. Schwartz and Crowley, the amounts take into account changes in salary during 2024.

(2)	Represents restricted stock unit grants made under our 2017 Incentive Award Plan, as amended. Restricted stock units granted vest over a four-year period at a rate of 25% per year on each anniversary of the grant date, subject to continued service. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

(3)	Represents the grant of non-qualified stock options made under our 2017 Incentive Award Plan, as amended. Option awards have a ten-year term and vest over four years at a rate of 25% per year on each anniversary of the grant date, subject to continued service. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

(4)	The exercise price of Class A option awards is the closing price of the Company’s Class A Common Stock on the grant date.

(5)	The amounts set forth in the “Grant Date Fair Value of Stock and Option Awards” column are the full grant date fair values of the awards determined in accordance with FASB ASC Topic 718 Compensation – Stock Compensation. The valuation assumptions used in determining these amounts are described in the Notes to the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

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Compensation Tables

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2024:

		Option Awards				Stock Awards
									Market or
								Number	Payout
								of	Value of
							Market	Unearned	Unearned
						Number	Value of	Shares,	Shares,
						of Shares	Shares or	Units or	Units or
		Number of	Number of			or Units	Units of	Other	Other
		Securities	Securities			of Stock	Stock	Rights	Rights
		Underlying	Underlying	Option		That Have	That Have	that Have	That
		Unexercised	Unexercised	Exercise	Option	Not	Not	Not	Have Not
	Grant	Options (#)	Options (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable(1)	($)(2)	Date(3)	(#)(4)	($)(5)	(#)(6)	($)(5)
Norman Schwartz	9/5/2017	13,000	—	215.98	9/5/2027	—	—	—	—
	9/4/2018	13,000	—	326.15	9/4/2028	—	—	—	—
	9/3/2019	11,597	—	333.34	9/3/2029	—	—	—	—
	9/2/2020	7,220	—	524.30	9/2/2030	—	—	—	—
	9/1/2021	3,798	1,266	814.95	9/1/2031	1,266	415,894	—	—
	9/1/2022	—	—	—	—	4,164	1,367,916	1,388	455,972
	9/1/2023	—	—	—	—	9,015	2,961,518	—	—
	3/8/2024	—	14,137	343.76	3/8/2034	—	—	—	—
	9/6/2024	—	—	—	—	13,822	4,540,665	—	—
Roop K. Lakkaraju	4/24/2024	—	—	—	—	4,311	1,416,207	—	—
	9/6/2024	—	—	—	—	6,143	2,018,037	—	—
Jonathan P. DiVincenzo	10/24/2024	—	—	—	—	7,478	2,456,598	—	—
Michael Crowley	9/7/2016	3,000	—	159.32	9/7/2026	—	—	—	—
	9/4/2018	3,000	—	326.15	9/4/2028	—	—	—	—
	9/3/2019	2,784	—	333.34	9/3/2029	—	—	—	—
	9/2/2020	1,733	—	524.30	9/2/2030	—	—	—	—
	9/1/2021	1,215	406	814.95	9/1/2031	406	133,375	—	—
	9/1/2022	—	—	—	—	1,042	342,307	347	113,953
	9/1/2023	—	—	—	—	2,254	740,462	—
	3/8/2024	—	3,535	343.76	3/8/2034	—	—	—	—
	9/6/2024	—	—	—	—	3,456	1,135,331	—	—
Eva Anette Engelhardt	7/25/2024	—	—	—	—	983	322,925	—	—
	9/6/2024	—	—	—	—	4,608	1,513,774	—	—

A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation — Equity Compensation.”

(1)	Options granted prior to 2020 vest over five years at 20% per year on each anniversary date of the grant, subject to continued employment or service. Options granted in 2020 or after vest over four years at 25% per year on each anniversary of the date of the grant, subject to continued employment or service.

(2)	The exercise price of Class A and Class B option awards is the closing price of the Company’s Common Stock on the grant date.

(3)	Options granted have a ten-year-term.

(4)	Restricted stock units granted prior to 2020 vest over a five-year period at a rate of 20% per year, subject to continued employment. Restricted stock units granted in 2020 or after vest over a four-year period at a rate of 25% per year, subject to continued employment.

(5)	Market Value is calculated based on closing price of the Company’s Common Stock on December 31, 2024, which was $328.51 for Class A shares.

(6)	Number of performance stock units is based on achievement of minimum threshold performance. The PSUs granted to our named executive officers in 2022 have a three-year performance period that begins on January 1, 2022 and ends on December 31, 2024 and vest following the end of the performance period subject to the holder’s continued employment with the Company. The Company did not attain the threshold adjusted EBITDA margin goal for 2024 under the 2022 PSUs and thus the 2022 PSUs were forfeited.

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Compensation Tables

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information on the actual value realized upon exercise of stock options and vesting of restricted stock by the named executive officers in 2024:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)(1)	(#)	($)(2)
Norman Schwartz	—	—	10,477	3,527,118
Roop K. Lakkaraju	—	—	—	—
Jonathan P. DiVincenzo	—	—	—	—
Michael Crowley	3,000	360,069	2,667	897,956
Eva Anette Engelhardt	—	—	—	—

(1)	Represents the dollar value realized based on the difference between the closing price of the Company’s applicable class of Common Stock on the date of exercise (or sales price if sold on the date of exercise) and the exercise price of the option.

(2)	Represents the dollar value based on the closing price of the Company’s applicable class of Common Stock on the vesting date.

PENSION BENEFITS

Our named executive officers received no benefits in fiscal 2024 under defined benefit pension plans.

NONQUALIFIED DEFERRED COMPENSATION PLANS

We do not maintain any nonqualified deferred compensation plans.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

As discussed in the next paragraphs, additional payments are provided to named executive officers upon their resignation, termination, retirement or upon a change of control pursuant to: (i) provisions in our 2017 Incentive Award Plan, as amended (ii) our discretionary severance benefits, (iii) the Company’s employment offer letters with Messrs. Lakkaraju and DiVincenzo, and (iv) our Executive Change in Control Severance Plan.

Our 2017 Incentive Award Plan, as amended, provides that in the event of a “change in control,” all equity awards will become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to such change in control, unless otherwise specified in any applicable award agreement. Under the terms of the 2022 PSU award agreements which were forfeited in February 2025, in the event of a “change in control”, the PSUs will accelerate in full at the greater of actual or target performance.

Other than with respect to Messrs. Lakkaraju and DiVincenzo, and other than pursuant to our Executive Change in Control Severance Plan discussed in the next paragraph, our severance benefits are discretionary, and may be provided when we terminate an individual’s employment in the normal course of business and the termination is not “for cause.” Pursuant to our discretionary internal guidelines, our named executive officers other than Messrs. Lakkaraju and DiVincenzo could be eligible to receive the estimated severance pay indicated below. The Company’s employment offer letters with Messrs. Lakkaraju and DiVincenzo provide that if his employment is terminated by the Company without good cause (or, in the case of Mr. DiVincenzo, he resigns for good reason), he will be entitled to a lump sum severance payment equal to eighteen months of his then current annual base salary provided that he first enters into a full release of all claims in favor of the Company, its affiliates and their respective officers, directors and employees in a form provided by the Company.

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Compensation Tables

In February 2022, our board of directors adopted an Executive Change in Control Severance Plan, which provides for the payment of certain severance and other benefits to participants, including each of our named executive officers, in the event of a qualifying termination of employment with us. In the event of a termination of the executive’s employment that is (i) by the Company for any reason other than for “cause,” (ii) as a result of the participant’s death or “disability,” or (iii) by the participant for “good reason,” in each case, during the two year period beginning on, and following, the date of a “change in control” (as defined in the Executive Change in Control Severance Plan), the executive will be eligible to receive the following payments and benefits:

●	A cash payment equal to the product of (i) the executive’s “applicable severance period” (as defined in the plan, and which for Messrs. Lakkaraju, DiVincenzo and Crowley and Ms. Engelhardt is 18 months) and (ii) the sum of (a) the participant’s weekly rate of then current annual base salary, plus (b) the participant’s target annual incentive bonus for the year in which such termination occurs divided by fifty-two (Mr. Schwartz does not receive this benefit);

●	A cash payment equal to (i) the amount of any target annual cash incentive bonus for the year in which the termination occurs prorated as of the date of termination and (ii) the amount of any annual cash incentive bonus earned for any fiscal year that ended before the termination date that remains unpaid (if any);
●	Reimbursement of COBRA or Cal-COBRA premium payments for the executive and his or her dependents for up to 18 months for Messrs. Lakkaraju, DiVincenzo and Crowley and Ms. Engelhardt (Mr. Schwartz does not receive this benefit);

●	Accelerated vesting of 100% of the total number of shares subject to each equity award held by the executive (with any awards subject to performance vesting to be determined pursuant to the applicable award agreement); and

●	Company-paid outplacement services for 12 months (Mr. Schwartz does not receive this benefit).

Any executive’s right to receive the severance payments and benefits described above is subject to the executive’s delivery, and, as applicable, non-revocation of a general release of claims in our favor, the executive’s resignation from all positions with us, and the executive’s continued compliance with the terms of any confidential information agreement in our favor and agreement to not solicit any of our employees. In addition, in the event that any payment under the Executive Change in Control Severance Plan, together with any other amounts paid to the executive by us, would subject such executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net-tax result for the executive.

The following table sets forth values that could have been realized by our named executive officers as of December 31, 2024 upon a change in control (“CIC”) of our Company, or upon termination of employment of the named executive officers:

	Potential Benefits Under Equity Plan
	Based Upon a Change in Control			Potential Termination Benefits
	Intrinsic Value of Accelerated Stock Options	Intrinsic Value of Accelerated Restricted Stock Units	Intrinsic Value of Accelerated Performance Stock Units	Estimated Cash Payments (Qualifying Termination Following CIC)	Estimated COBRA Benefit (Qualifying Termination Following CIC)	Estimated Severance Pay (Qualifying Termination Without CIC)
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Norman Schwartz	—	9,285,992	911,944	1,342,419	—	1,066,000
Roop K. Lakkaraju	—	3,434,244	—	1,895,902	45,727	900,000
Jonathan P. DiVincenzo	—	2,456,598	—	2,205,131	39,742	997,500
Michael Crowley	—	2,351,475	277,986	1,717,205	45,727	529,062
Eva Anette Engelhardt	—	1,836,699	—	1,544,590	39,742	525,000

(1)	Intrinsic value is based on the difference between the closing price of the Company’s applicable class of Common Stock on December 31, 2024 and the exercise price of the option.

(2)	Intrinsic value is based on the closing price of the Company’s applicable class of Common Stock on December 31, 2024.

(3)	Intrinsic value is based on the closing price of the Company’s applicable class of Common Stock on December 31, 2024 and the target number of 2022 performance stock units.

(4)	Cash Payments under Executive Change in Control Severance Plan include (A) a cash payment equal to the product of (i) the executive’s “applicable severance period” (as defined in the plan, and which for Messrs. Lakkaraju, DiVincenzo and Crowley and Ms. Engelhardt is 18 months) and (ii) the sum of (a) the participant’s weekly rate of then current annual base salary, plus (b) the participant’s target annual incentive bonus for the year in which such termination occurs divided by fifty-two (Mr. Schwartz does not receive this benefit); and (B) a cash payment equal to (i) the amount of any target annual cash incentive bonus for the year in which the termination occurs prorated as of the date of termination and (ii) the amount of any annual cash incentive bonus earned for any fiscal year that ended before the termination date that remains unpaid (if any).

(5)	Under Executive Change in Control Severance Plan, includes reimbursement of COBRA or Cal-COBRA premium payments for the executive and his or her dependents for up to 18 months for Messrs. Lakkaraju, DiVincenzo and Crowley and Ms. Engelhardt (Mr. Schwartz does not receive this benefit).

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Compensation Tables

PAY RATIO DISCLOSURE

Pursuant to Item 402(u) of Regulation S-K, we are providing the following reasonable estimate of the ratio of the median annual total compensation of all of our employees and the annual total compensation of our CEO, Norman Schwartz.

For 2024:

Median Employee Total Compensation	$76,818
CEO’s Total Compensation	$8,289,471
Ratio of CEO to Median Employee Total Compensation	108:1

The ratio is a reasonable estimate calculated in a manner consistent with SEC requirements. Since SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions, the pay ratio reported by other companies may not be comparable to our pay ratio.

As allowed by Item 402(u) of Regulation S-K, we are using the same median employee for our 2024 pay ratio disclosure as we used for our 2023 pay ratio disclosure because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology that we used was as follows:

●	We chose October 1, 2023 as the date for establishing the employee population used in identifying the median employee. Our employee population included all U.S. and non-U.S full-time, part-time, temporary and seasonal employees, excluding our CEO.
●	We identified a median employee using a consistently applied compensation measure of base salary and base wages, as compiled from our payroll records. We used January 1, 2023-September 30, 2023 as the measuring period. Compensation paid in foreign currency was converted to U.S. dollars based on exchange rates in effect on December 31, 2023. We adjusted base salaries and wages to a nine-month equivalent for any newly hired, full-time employees who were hired between January 1, 2023 and September 30, 2023. No cost-of-living adjustments were made.

●	The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

PAY VERSUS PERFORMANCE TABLE

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024, and our financial performance for each such fiscal year:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100
					Investment Based on:
			Average
			Summary	Average
	Summary		Compensation	Compensation		Peer Group
	Compensation	Compensation	Table Total for	Actually Paid	Total	Total
	Table Total for	Actually Paid	Non-CEO	to Non-CEO	Shareholder	Shareholder		Operating
	CEO	to CEO	NEOs	NEOs	Return	Return	Net Income	Income
Year	($)	($)(1)	($)	($)(1)	($)	($)(2)	($)	($)(3)
2024	8,289,471	8,615,470	3,140,343	3,189,259	88.78	133.07	(1,844,200,000)	269,000,000
2023	7,463,878	1,024,738	2,537,102	(2,078,375)	87.26	137.88	(637,324,000)	337,796,000
2022	7,527,985	(5,584,118)	2,613,905	(118,708)	113.64	142.26	(3,627,535,000)	482,616,000
2021	8,695,925	20,352,010	3,192,227	4,960,520	204.19	184.53	4,254,257,000	500,336,000
2020	7,992,423	21,276,674	2,825,690	4,664,567	157.54	133.01	3,814,229,000	421,326,000

(1)	Amounts represent compensation actually paid to our chief executive officer (CEO) and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	CEO	Non-CEO NEOs
2024	Norman Schwartz	Roop K. Lakkaraju, Jonathan P. DiVincenzo, Michael Crowley, and Eva Anette Engelhardt
2022 and 2023	Norman Schwartz	Ilan Daskal, Andrew J. Last, Dara Grantham Wright, and Simon May
2021	Norman Schwartz	Ilan Daskal, Andrew J. Last, Dara Grantham Wright, and Michael Crowley
2020	Norman Schwartz	Ilan Daskal, Andrew J. Last, Dara Grantham Wright, and Annette Tumolo

BIO-RAD LABORATORIES, INC. - 2025 Proxy Statement 37

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Compensation Tables

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for fiscal year 2024, as adjusted as follows:

	2024
Adjustments	CEO	Average Non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards”	(6,837,891)	(2,274,817)
and “Option Awards” Columns in the Summary
Compensation Table for Applicable FY
Increase based on ASC 718 Fair Value of Awards Granted	6,789,862	2,313,560
during Applicable FY that Remain Unvested as of Applicable
FY End, determined as of Applicable FY End
Increase/deduction for Awards Granted during Prior FYs that were	83,166	5,361
Outstanding and Unvested as of Applicable FY End,
determined based on change in ASC 718 Fair Value from
Prior FY End to Applicable FY End
Increase/deduction for Awards Granted during Prior FYs that Vested	290,862	4,813
During Applicable FY, determined based on change in ASC
718 Fair Value from Prior FY End to Vesting Date
Deduction of ASC 718 Fair Value of Awards Granted during	0	0
Prior FY that were Forfeited during Applicable FY,
determined as of Prior FY End
TOTAL ADJUSTMENTS	325,999	48,916

Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for PSU awards, the same valuation methodology as RSU awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and an expected life calculated by taking the difference between the expected life as of the grant date and the time since the grant date and dividing the result by the stock-to-strike ratio as of the revaluation date. Volatility and risk-free interest rates are determined as of the revaluation date based on the expected life period. The expected dividend rate used is 0%. For PSU awards, the probability of achievement of the applicable performance objective as of December 31, 2024 was below the threshold attainment level. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and prior fiscal years.

(2)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the S&P 500 Life Sciences Tools & Services Index (the “Peer Group”).

(3)	Operating Income is a GAAP measure. We selected operating income as the Company Selected Measure because, among other things, operating income is a significantly weighted measure under our cash based-incentive bonus plan.

BIO-RAD LABORATORIES, INC. - 2025 Proxy Statement 38

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Compensation Tables

NARRATIVE DISCLOSURE TO PAY VERSUS PERFORMANCE TABLE

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our operating income, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs. Total Shareholder Return

Compensation Actually Paid vs. Net Income

BIO-RAD LABORATORIES, INC. - 2025 Proxy Statement 39

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Compensation Tables

Compensation Actually Paid vs. Operating Income

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:

●	Operating Income; and

●	Sales.

For additional details regarding our most important financial performance measures, please see the sections titled “Incentive Bonus Plan, or IBP (Cash-Based Incentive Program)” and “Equity Compensation” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

BIO-RAD LABORATORIES, INC. - 2025 Proxy Statement 40

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Stockholder Proposals for 2026

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Attention: Corporate Secretary, Bio-Rad Laboratories, Inc. at 1000 Alfred Nobel Drive, Hercules, California 94547, no later than November 26, 2025.

Our Amended and Restated Bylaws require a stockholder to give advance notice of any proposal to conduct business, or to present a nomination of one or more candidates for election to the Board, that the stockholder wishes to bring before a meeting of our stockholders. In general, for business proposals or nominations to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination, which complies with the requirements set forth in the Amended and Restated Bylaws, must be received by our Secretary at the address above during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting (no earlier than December 23, 2025 and no later than January 22, 2026). However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by the Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of (i) 90 days before the upcoming annual meeting and (ii) 10 days after the earlier of the day on which notice of the date of the meeting was mailed and the day on which public disclosure of the date of the meeting was made.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Other Matters

As of the date of this proxy statement, our Board of Directors does not know of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons named in such proxies.

Annual Report

Our Annual Report for the year ended December 31, 2024, including financial statements, is being mailed concurrently with this proxy statement, to all of our stockholders as of the record date for the Annual Meeting.

This proxy statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2024 under the following headings: Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure; and Item 9A. Controls and Procedures.

Stockholders of record on February 24, 2025 may obtain copies without charge of our Annual Report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission by writing to Attention: Corporate Secretary, Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California 94547.

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Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive

Hercules, California 94547

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BIO-RAD VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 A.M., Eastern Standard/ Daylight Time on April 22, 2025.

Online
Go to www.investorvote.com/BIO or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/BIO

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

Class A Common Stock 1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Election of Directors and Proposals – The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and AGAINST Proposal 3.

+

1. Nominees:

	For	Against	Abstain
01 - Melinda Litherland	☐	☐	☐
02 - Arnold A. Pinkston	☐	☐	☐

	For	Against	Abstain
2. Proposal to ratify the selection of KPMG LLP to serve as the Company's independent auditors.	☐	☐	☐
3. Stockholder proposal requesting approval of certain executive severance arrangements.	☐	☐	☐

4. To transact such other business as may come before the annual meeting or any postponements or adjournments thereof.

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 6 4 1 7 1 4

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

044BXB

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Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BIO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

April 22, 2025

The undersigned does hereby appoint **COURTNEY C. ENLOE** and **CATHERINE D. ELDER** and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class A Common Stock of Bio-Rad Laboratories, Inc. (the "Company") of record in the name of the undersigned at the close of business on February 24, 2025, on all matters which may come before the Annual Meeting of Stockholders, to be held on Tuesday, April 22, 2025 at 4:00 p.m. Pacific Daylight Time, Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California 94547, and at any adjournment or postponement thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted FOR all nominees in Proposal 1, FOR Proposal 2 and AGAINST Proposal 3. This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposal 2 and AGAINST Proposal 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

C **Non-Voting Items**

Change of Address — Please print new address below.

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BIO-RAD VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 A.M., Eastern Standard/ Daylight Time on April 22, 2025.

Online
Go to www.investorvote.com/BIO or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/BIO

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card   Class B Common Stock   1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors and Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and AGAINST Proposal 3.

+

1. Nominees:

Nominee	For	Against	Abstain
01 - Jeffrey L. Edwards	☐	☐	☐
02 - Gregory K. Hinckley	☐	☐	☐
03 - Allison Schwartz	☐	☐	☐
04 - Norman Schwartz	☐	☐	☐

Proposal	For	Against	Abstain
2. Proposal to ratify the selection of KPMG LLP to serve as the Company's independent auditors.	☐	☐	☐
3. Stockholder proposal requesting approval of certain executive severance arrangements.	☐	☐	☐

4. To transact such other business as may come before the annual meeting or any postponements or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 6 4 1 7 1 4

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

044B2B

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Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BIO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

April 22, 2025

The undersigned does hereby appoint COURTNEY C. ENLOE and CATHERINE D. ELDER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class B Common Stock of Bio-Rad Laboratories, Inc. (the "Company") of record in the name of the undersigned at the close of business on February 24, 2025, on all matters which may come before the Annual Meeting of Stockholders, to be held on Tuesday, April 22, 2025 at 4:00 p.m. Pacific Daylight Time, Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California 94547, and at any adjournment or postponement thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted FOR all nominees in Proposal 1, FOR Proposal 2 and AGAINST Proposal 3. This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposal 2 and AGAINST Proposal 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

C **Non-Voting Items**

Change of Address — Please print new address below.